UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)
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☐	Soliciting Material Pursuant to §240.14a-12

WESTWOOD ONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholders:
Enclosed with this letter is a Proxy Statement and proxy card for the Annual Meeting of Stockholders of Westwood One, Inc. (the “Company” or “Westwood”) to be held on July 30, 2010 at 8:00 a.m., Pacific Time, at the Company’s offices located at 8965 Lindblade Street, Culver City, CA 90232-2689. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which report contains consolidated financial statements and other information of interest with respect to the Company and its stockholders is also included with this mailing. Those of you who are receiving this document as part of the annual meeting package should note that the enclosed copy of our Form 10-K for the year ended December 31, 2009 is being provided as our most recent annual report. Due to the time between the filing of the 10-K and this proxy statement, the most current information about our directors and named executive officers is contained in this proxy statement.
The purpose of the Annual Meeting is for the holders of common stock to elect four Class I directors, to elect three Class II directors and to approve the Company’s 2010 Equity Compensation Plan and to consider and act upon such other business as may properly come before the meeting.
IT IS IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE PROVIDED POSTAGE-PAID ENVELOPE IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING. IF YOU DO LATER DECIDE TO ATTEND, YOUR PROXY WILL AUTOMATICALLY BE REVOKED IF YOU VOTE IN PERSON. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD NOW IN ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.
We appreciate your continued support.
Sincerely,
WESTWOOD ONE, INC.
Norman J. Pattiz
Chairman of the Board
June 11, 2010

1166 Avenue of the Americas, 10th Floor
New York, NY 10036

Proxy Statement

GENERAL
This proxy statement (first mailed to stockholders on or about June 14, 2010) is furnished in connection with the solicitation of proxies by Westwood One, Inc., a Delaware corporation (the “Company” or “Westwood”), for use at the Annual Meeting of Stockholders of the Company to be held on July 30, 2010 at 8:00 a.m., Pacific Time, at the Company’s offices located at 8965 Lindblade Street, Culver City, CA 90232-2689, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2009, including consolidated financial statements and other information, accompanies this proxy statement but does not form a part of the proxy soliciting material.
ABOUT THE MEETING
What is the purpose of the annual meeting?
At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including the election of Class I and Class II directors, approval of the Company’s 2010 Equity Compensation Plan and such other business as may properly come before the meeting. In addition, management will report on the performance of the Company during 2009 and respond to questions from stockholders.
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on June 10, 2010, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. As of the record date, there were 20,544,473 shares of common stock of the Company outstanding, excluding treasury shares.
What are the voting rights of holders of the Company’s Common Stock?
Under the Company’s certificate of incorporation, each holder of outstanding common stock is entitled to cast one (1) vote for each share of common stock held by such holder. Our common stock is publicly traded. Holders of common stock will not have any rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the annual meeting.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, please note that cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date in order to gain entrance.
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock will constitute a quorum, permitting the stockholders to take action on those matters.
Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.
How do I vote?
If you complete and properly sign and date the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and vote, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the Board of Director’s recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors (the “Board” or “Board of Directors”). The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:
•	FOR the election of the nominated Class I directors;
•	FOR the election of the nominated Class II directors; and
•	FOR the approval of the Company’s 2010 Equity Compensation Plan.
Management is not aware of any matters, other than those specified above, that will be presented for action at the annual meeting, but if any other matters do properly come before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their discretion.
What vote is required to approve each item?
The affirmative vote of a majority of the votes represented in person or by proxy at the meeting and entitled to be cast will be required to approve each such matter. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some or all of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
What is beneficial ownership?
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage of ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. Information included herein for persons who beneficially own more than 5% of our common stock is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such persons with the Securities and Exchange Commission (the “SEC”) as well as other information made available to the Company.
How much stock do the Company’s 5% stockholders own?
The following table shows the amount of the common stock beneficially owned (unless otherwise indicated) by our largest stockholders (those who own more than 5% of the outstanding class of shares). Except as otherwise indicated, the business address for each of the following persons is 1166 Avenue of the Americas, 10th Floor, New York, New York 10036. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the person. For purposes of calculating the percentage ownership of each large stockholder, the Company used ownership holdings as of June 10, 2010. On such date, there were 20,544,473 shares of common stock outstanding. The shares listed below reflect a 200 for 1 reverse stock split that occurred on August 3, 2009.

	Aggregate Number of Shares
	Beneficially Owned (1)
5% Holders	Common Stock
Name of Beneficial Owner	Number	Percent
Gores Radio Holdings, LLC (2)	15,257,506	74.3%

(1)
The person in the table has sole voting and investment power with respects to all shares of stock indicated above, unless otherwise indicated. Tabular information listed above is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such person with the SEC as well as other information made available to the Company.

(2)
Gores Radio Holdings, LLC (“Gores Radio”) is managed by The Gores Group, LLC. Gores Capital Partners II, L.P. and Gores Co-Invest Partnership II, L.P. (collectively, the “Gores Funds”) are members of Gores Radio. Each of the members of Gores Radio has the right to receive dividends from, or proceeds from, the sale of investments by Gores Radio, including the shares of common stock, in accordance with their membership interests in Gores Radio. Gores Capital Advisors II, LLC (“Gores Advisors”) is the general partner of the Gores Funds. Alec E. Gores is the manager of The Gores Group, LLC. Each of the members of Gores Advisors (including The Gores Group, LLC and its members) has the right to receive dividends from, or proceeds from, the sale of investments by the Gores Entities, including the shares of common stock, in accordance with their membership interests in Gores Advisors. Under applicable law, certain of these individuals and their respective spouses may be deemed to be beneficial owners having indirect ownership of the securities owned of record by Gores Radio by virtue of such status. Each of the foregoing entities and the partners, managers and members thereof disclaim ownership of all shares reported herein in excess of their pecuniary interests, if any.

How much stock does the Company’s management, specifically named executive officers and directors, own?
The following table shows the amount of the common stock beneficially owned (unless otherwise indicated) by members of our management team, which include the current named executive officers named in the Summary Compensation Table, our directors, and our directors and executive officers as a group. For purposes of calculating the percentage ownership of each large stockholder, the Company used ownership holdings as of June 10, 2010. On such date, there were 20,544,473 shares of common stock outstanding. The shares listed below reflect a 200 for 1 reverse stock split that occurred on August 3, 2009. All numbers presented below include all shares which would be vested on, or exercisable by, a holder as of August 9, 2010, as beneficial ownership is deemed to include securities that a holder has the right to acquire within 60 days.

	Aggregate Number of Shares
	Beneficially Owned (1)
Named Executive Officers and Directors	Common Stock
Name of Beneficial Owner	Number	Percent (1)
NAMED EXECUTIVE OFFICERS:
Roderick Sherwood (2)	7,500	*
David Hillman (3)	1,024	*
Steven Kalin	2,208	*
Gary Schonfeld	916	*

DIRECTORS AND NOMINEES:
Andrew P. Bronstein (2)	—	*
Jonathan I. Gimbel (2)	—	*
Scott M. Honour (2)	—	*
H. Melvin Ming (4)	1,004	*
Michael F. Nold (2)	—	*
Emanuel Nunez (4)	1,367	*
Joseph P. Page (2)	—	*
Norman J. Pattiz (4) (5)	6,599	*
Mark Stone (2)	—	*
Ronald W. Wuensch	—	*
All Current Directors and Executive Officers as a Group (15 persons)	21,768	*

*	Represents less than 1% of the Company’s outstanding shares of common stock.

(1)
The persons in the table have sole voting and investment power with respects to all shares of common stock, unless otherwise indicated. The numbers presented above do not include unvested and/or deferred RSUs which have no voting rights until shares are distributed in accordance with their terms. All dividend equivalents on vested RSUs and shares of restricted stock (both vested and unvested) are included in the numbers reported above. As described elsewhere in this proxy statement, a holder of restricted stock only (i.e., not RSUs) is entitled to vote the restricted shares once it has been awarded such shares. Accordingly, all restricted shares that have been awarded, whether or not vested, are reported in this table of beneficial ownership, even though a holder will not receive such shares until vesting. This is not the case with RSUs or stock options that are not deemed beneficially owned until 60 days prior to vesting.

(2)
Each of Messrs. Bronstein, Gimbel, Honour, Nold, Page, Sherwood and Stone disclaims beneficial ownership of the securities of the Company owned by Gores Radio, except to the extent of any pecuniary interest therein.

(3)
Includes 968 vested and unexercised options granted under the 1999 Stock Incentive Plan (the “1999 Plan”) and 2005 Equity Compensation Plan (“2005 Plan”) and 54 unvested shares of restricted stock (including dividend equivalents) granted under the 2005 Plan. Includes 2 shares of common stock held in the Company 401(k) account.

(4)
Represents vested RSUs granted under the 2005 Plan. Does not include deferred RSUs which have no voting rights until shares are distributed in accordance with their terms. In connection with the conversion by Gores on July 9, 2009 of 3,500 shares of Series A-1 Preferred Stock into 517,564 shares of common stock (as adjusted for the reverse stock split), a “change in control” was deemed to have occurred under the terms of the Company’s 2005 Plan and in connection therewith, all previously unvested RSUs granted to Messrs. Pattiz, Ming and Nunez (42, 910 and 1,185 shares, respectively) accelerated and vested in their entirety, which amounts are included above.

(5)
Includes vested and unexercised stock options for 1,242 shares granted under the 1989 Stock Incentive Plan, the 1999 Plan and the 2005 Plan. Also includes 2,250 shares of common stock pledged by Mr. Pattiz to Merrill Lynch in connection with the Merrill Contract that Mr. Pattiz entered into on September 27, 2004 with Merrill Lynch. Under the Merrill Contract, in exchange for a lump-sum cash payment of $7.2 million, Mr. Pattiz agreed to deliver upon the earlier of September 2009 or the termination of the Merrill Contract, a pre-determined number of shares of common stock pursuant to formulas set forth in the Merrill Contract. Mr. Pattiz may also settle the amount in cash. Also includes 1,500 shares of common stock held indirectly by the Pattiz Family Trust.

How is the Board structured and what are the terms for each class of directors?
The Board is divided into three classes (Class I, II, and III), each class serving for three-year terms, which terms are staggered. The Board currently is comprised of eleven individuals and we have one vacancy. Typically, only one class of directors is elected at each annual meeting, however, because the Company did not have an annual meeting in 2009, this year, two classes of directors will be elected. The Class II directors, who would have been up for election last year, are nominated this year to serve two-year terms (in order that their terms expire in 2012) and the Class I directors are nominated this year for three-year terms, as is customary.
Are there any contractual rights pursuant to which directors are nominated or elected?
The Company is a party to an Investor Rights Agreement, pursuant to which its lenders have the right to nominate one independent director to the Board. The Investor Rights Agreement provides that as long as our lenders (referred to in the Investor Rights Agreement as the “Original Investor Stockholders”) own at least 60% of the common stock acquired by them on April 23, 2009, the holders of a majority of the outstanding shares of common stock held by the Original Investor Stockholders have the right to nominate a member to the Board (referred to herein as the Lender designee), and Gores will vote for such director provided such director is reasonably acceptable to Gores. Gores owns 74.3% of our common stock. The Lender designee, Mr. Wuensch, is a Class II director.
How many Board members are independent under the listing standards of the NASDAQ Stock Market?
From March 16, 2009, when the Company was delisted from the NYSE, to November 20, 2009, when the Company was listed on the NASDAQ Stock Market, the Company was not subject to the listing requirements of any national securities exchange or national securities association. Effective November 20, 2009, the Company became subject to NASDAQ rules and regulations except where it relies on the “controlled company” exemption to the board of directors and committee composition requirements under the rules of the NASDAQ Global Market.
As a result of the exemption, the Company is not required to have a Nominating and Governance Committee, or have its Board comprised of a majority of “independent” directors and has the flexibility to include non-independent directors on its Compensation Committee. The “controlled company” exception does not modify the independence requirements for the Audit Committee, and the Company complies with the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) and the NASDAQ Global Market rules which require that its audit committee be composed of at least three independent directors. As a matter of practice, the Board undertakes an annual review of director independence. During this review, the Board considers all transactions and relationships between each director or any member of his immediate family and the Company and its affiliates. The purpose of this review is to determine whether any such relationships or transactions are considered “material relationships” that would be inconsistent with a determination that a director is independent. The Board has not adopted any “categorical standards” for assessing independence, preferring instead to consider and disclose existing relationships with the non-management directors and the Company. The Board observes all criteria for independence established by NASDAQ and other governing laws and regulations.

As a result of this review, the Board affirmatively determined that three directors are “independent” under the listing standards of NASDAQ. The independent directors are Messrs. Ming, Nunez and Wuensch. In making such determination of these directors’ “independence”, the Board used the NASDAQ standard of “independence”.
How does the Board select nominees for the Board?
Effective April 23, 2009, the Company no longer has a Nominating and Governance Committee. On April 23, 2009, the Board adopted and approved the Amended and Restated By-Laws (the “Amended and Restated By-Laws”). Section 2.16 of the Amended and Restated By-Laws added advance notice provisions relating to stockholder proposals to nominate directors for election at stockholder meetings. The following summary of such process is qualified in its entirety by reference to the copy of the Amended and Restated By-Laws attached as Exhibit 3.1 to the Company’s Current Report on 8-K filed with the SEC on April 27, 2009.
Nominations of persons for election to the Board may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (1) by or at the direction of the Board (or any duly authorized committee thereof) or (2) by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in Section 2.16 of the Amended and Restated By-Laws and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in Section 2.16 of the Amended and Restated By-Laws.
For a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.
To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company as follows: (1) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (2) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any existing time period) for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director: (1) the name, age, business address and residence address of the person, (2) the principal occupation and employment of the person, (3) the class, series and number of all shares of stock of the Company which are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (b) as to the stockholder giving the notice: (1) the name and record address of such stockholder, (2) (A) the class, series and number of all shares of stock of the Company which are owned by such stockholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such stockholder or any of its affiliates or associates with respect to stock of the Company and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any of its affiliates or associates with respect to stock of the Company, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Nominations to the Board are typically reviewed by directors Stone and Honour, in consultation with Messrs. Sherwood and Pattiz. Nominees are then interviewed by several Board members before their presentation to the Board and/or stockholders of the Company.
How does the Board consider diversity in its selection of directors to serve on the Board?
As disclosed in more detail in this proxy statement, the Company does not have a Nominating and Governance Committee and of the ten directors on the Board, six are employed by Gores or its affiliate, Glendon Partners, and one is a designee of the Company’s lenders. The Board does not have a formal written policy regarding diversity but both it and Gores, when reviewing candidates, consider the diversity as well as breadth and wealth of a director’s professional experience and how such might compliment the experience currently represented on the Board. Prior to Gores’ ownership and particularly when the Company was managed by CBS Radio, the Board sought directors who had professional experience in the terrestrial radio industry, however, the Company now places a significant emphasis on identifying directors who have operational, financial and strategic/M&A experience. Other factors considered in evaluating a director’s qualifications include educational/technical skills (MBA/CPA); exposure with turnaround situations; leadership roles (CEO, CFO, COO, CAO, CTO) and relationships in the media and entertainment industry. All directors must have a high ethical character and solid professional reputation; possess sound business judgment and be willing to be engaged in the business of the Board. Nominations may be made by any director or stockholder of the Company as described above under “How does the Board select nominees for the Board?
Who are the current Board members, what Board Committees do they serve on and what are their backgrounds and qualifications?
The directors of the Company are listed below. The Company’s Board is divided into three classes (Class I, II, and III), each class serving for three-year terms, which terms are staggered and expire as indicated below. Each director’s class, the committees on which he serves, his age as of June 30, 2010 and the year he became a director of the Company is indicated below.

					Committee Assignments
Name		Director		Term	Audit	Compensation
(I = Independent)	Age	Since	Class	Expires	Committee	Committee
Andrew P. Bronstein	51	2009	I	2010
Jonathan I. Gimbel	31	2009	II	2012
Scott M. Honour	43	2008	II	2012
H. Melvin Ming (I)	65	2006	III	2011	**	*
Michael F. Nold	39	2009	I	2010		**
Emanuel Nunez (I)	51	2008	III	2011	*	*
Joseph P. Page	56	2009	III	2011
Norman J. Pattiz	67	1974	I	2010		*
Mark Stone	46	2008	I	2010		*
Ronald W. Wuensch (I)	68	2009	II	2012	*

*	Member

**	Chair

(I) -	Independent

The principal occupations and professional backgrounds of the ten directors are as follows:
Mr. Bronstein — has been a director of the Company since April 23, 2009. Mr. Bronstein is a Managing Director of Glendon Partners, the operations affiliate of The Gores Group, LLC (“Gores”), which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Bronstein is responsible for portfolio company financial oversight and controls and financial due diligence activities for Gores. Before joining Glendon Partners in 2008, Mr. Bronstein was President of APB Consulting LLC, a consulting firm that solved complex financial and accounting issues and led acquisition due diligence for public and private companies. From 1992 to 2006, Mr. Bronstein was Corporate Controller and Principal Accounting Officer (and Vice President commencing in 1994) of SunGard Data Systems Inc., a Fortune 500 software and services company. Before 1992, Mr. Bronstein worked for Coopers & Lybrand, a predecessor of PricewaterhouseCoopers, as a senior manager and director of its high technology practice in Philadelphia, PA. Mr. Bronstein graduated with distinction from Northeastern University with a B.S. in Accounting and a concentration in Finance. He is a CPA.
Mr. Gimbel — has been a director of the Company since April 23, 2009. Mr. Gimbel is currently a Vice President at Gores, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Gimbel is responsible for the negotiation and execution of certain Gores acquisitions, divestitures and financing activities in addition to originating new investment opportunities. Prior to joining Gores in 2003, Mr. Gimbel was an analyst at Credit Suisse First Boston, where he focused primarily on mergers and acquisitions and leveraged finance transactions in the Media and Telecommunications group. Mr. Gimbel graduated with honors from the University of Texas with a Bachelor of Business Administration in Finance and Accounting and holds an M.B.A. from the Harvard Business School.
Mr. Honour — has been a director of the Company since June 19, 2008. Mr. Honour joined Gores in 2002 and is currently Senior Managing Director of Gores, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Honour is responsible for originating and structuring transactions and pursuing strategic initiatives at Gores. From 2001 to 2002, Mr. Honour served as a Managing Director at UBS Warburg, where he was responsible for relationships with technology-focused financial sponsors, including Gores, and created the firm’s Transaction Development Group, which brought transaction ideas to financial sponsors, including Gores. Prior to joining UBS Warburg, Mr. Honour was an investment banker at Donaldson, Lufkin & Jenrette. Mr. Honour earned his B.S. in Business Administration and B.A. in Economics, cum laude, from Pepperdine University, and his M.B.A. from the Wharton School of the University of Pennsylvania with an emphasis in finance and marketing. Mr. Honour is also a director of various Gores portfolio companies.
Mr. Ming — has been a director of the Company since July 7, 2006. Since October 2002, Mr. Ming has been the Chief Operating Officer of Sesame Workshop, the producers of Sesame Street and other children’s educational media. Mr. Ming joined Sesame Workshop in 1999 as the Chief Financial Officer. Prior to joining Sesame Workshop, Mr. Ming was the Chief Financial Officer of the Museum of Television and Radio in New York from 1997 to 1999; Chief Operating Officer at WQED in Pittsburgh from 1994-1996; and Chief Financial Officer and Chief Administrative Officer at Thirteen/WNET New York from 1984 to 1994. Mr. Ming is a CPA and graduated from Temple University in Philadelphia, PA.
Mr. Nold — has been a director of the Company since April 23, 2009. Mr. Nold is currently a Managing Director of Glendon Partners, the operations affiliate of Gores, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Nold is responsible for oversight of select Gores portfolio companies and operational due diligence efforts. Before joining Glendon Partners in 2008, from 2004 to 2008, Mr. Nold was an executive at Hewlett-Packard. Mr. Nold served as VP of Strategy & Corporate Development at Hewlett-Packard, where he focused on the global Services and Technology Solutions divisions, and also co-led Hewlett-Packard’s Corporate Strategy group, responsible for prioritizing and driving key transformational initiatives across Hewlett-Packard. Previously, Mr. Nold held leadership positions, in strategy and marketing, at United Technologies and Avanex Corporation from 2001 to 2004. Prior to that, Mr. Nold served as a management consultant with Bain & Company. Mr. Nold earned a B.S.E. in Industrial & Operations Engineering from the University of Michigan and an M.B.A. in Finance and Marketing from The Wharton School.

Mr. Nunez — has been a director of the Company since June 19, 2008. Mr. Nunez is currently an agent in the Motion Picture department of Creative Artists Agency (CAA), an entertainment and sports agency based in Los Angeles with offices in New York, London, Nashville, and Beijing. Mr. Nunez is involved in the representation of actors, directors, production companies and film financiers, focusing on exploring financial opportunities for the agency’s clients in emerging global markets. Mr. Nunez also participates in transactions ranging from traditional talent employment and production arrangements, to the territorial sales of motion picture distribution rights worldwide, as well as the structuring of many international co-productions. Mr. Nunez joined CAA in 1991. He was previously at ICM, and prior to this was an attorney for an entertainment law firm in Los Angeles. Since 2003, Mr. Nunez has served as a commissioner for the Latin Media & Entertainment Commission, an organization that advises the Mayor of New York City on business development and retention strategies for the Latin media and entertainment industry. Since 2007, he has served on the Company’s Board and also serves on its Audit Committee and Compensation Committee. Born in Cuba, Mr. Nunez resides in Los Angeles.
Mr. Page — has been a director of the Company since December 9, 2009. Mr. Page is Chief Operating Officer of Gores, where he also serves as a member of the Gores’ investment committee and oversees Gores’ financial and administrative functions. Prior to joining Gores in 2004, Mr. Page was senior Principal and Chief Operating Officer for Shelter Capital Partners, a southern California-based private investment fund, from 2000 to 2004. Prior to that, he held various senior executive positions with several private and public companies controlled by MacAndrews & Forbes (“M&F”). While at M&F, he was Vice Chairman of Panavision, CFO of The Coleman Company and CFO of New World Communications. Prior to M&F, Mr. Page was a Partner at Price Waterhouse. Mr. Page earned a B.S. in Accounting and an M.B.A. from Loyola Marymount University of Los Angeles.
Mr. Pattiz — founded the Company in 1976 and has held the position of Chairman of the Board since that time. He was also the Company’s Chief Executive Officer until February 3, 1994. From 2000 to 2006, Mr. Pattiz was appointed by President Clinton and reappointed by President Bush to serve on the Broadcasting Board of Governors (BBG) of the United States of America, which oversees all U.S. non-military international broadcast services. As chairman of the Middle East Committee, Mr. Pattiz was the driving force behind the creation of Radio Sawa, the BBG’s 24/7 music, news and information radio network, and Alhurra Television, the U.S. sponsored, Arabic-language satellite TV channel to the entire Middle East. Mr. Pattiz has served as a Regent of the University of California since September 2001. In that capacity, he serves as Chairman of the Board of the LLCs that operate Los Alamos and Laurence Livermore National Laboratories. He is past president of the Broadcast Education Association, and a member of the Council on Foreign Relations and the Pacific Council on International Policy. He is Director of the Office of Foreign Relations of the Los Angeles Sheriff’s Department, and serves on the Region 1, Homeland Security Advisory Council. In November 2009, Mr. Pattiz was inducted into the National Radio Hall of Fame in recognition of his significant contributions to the radio industry.
Mr. Stone — has been a director of the Company since June 19, 2008 and has held the position of Vice-Chairman of the Board since that time. Mr. Stone is currently President, Gores Operations Group, and Senior Managing Director of Gores, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Stone has responsibility for Gores’ worldwide operations group, oversight of all Gores portfolio companies and operational due diligence efforts. Mr. Stone joined Gores in 2005 from Sentient Jet, a provider of private jet membership, where he served as Chief Executive Officer from 2002 to 2004. Prior to Sentient Jet, Mr. Stone served as Chief Executive Officer of Narus, a global telecommunication software company, as Chief Executive Officer of Sentex Systems, an international security and access control manufacturing company. Mr. Stone holds an M.B.A. in Finance from The Wharton School and a B.S. in Finance from the University of Maine. Mr. Stone is also a director of various Gores portfolio companies.

Mr. Wuensch — has been a member of the Company’s Board since July 6, 2009. In 1992, Mr. Wuensch founded Wuensch Consulting, which specializes in providing private consulting services to boards of directors and chief executive officers regarding specific issues on economic value and business design. From 1988 to 1992, Mr. Wuensch served as Group Executive for a $50 billion financial services holding company and prior thereto was Senior Vice President for a multi-bank holding company, President of a bank holding company, and a consulting partner with Arthur Young and with KPMG. In addition, Mr. Wuensch has extensive experience as a board member of several public and private companies. He is currently an Executive Professor at the University of Houston’s Bauer College of Business, Wolff Center for Entrepreneurship. Mr. Wuensch is a graduate of Baylor University and a Certified Public Accountant licensed in Texas.
Qualifications of Directors
Gores Designees. Of the 10 directors that serve on the Company’s Board, six were designated by Gores and another, Mr. Nunez, was nominated by Gores to serve as an independent director. The Gores directors include two directors, Messrs. Honour and Gimbel, who focus primarily on M&A opportunities, and four directors, Messrs. Bronstein, Nold, Page and Stone, who focus primarily on operational matters (e.g., efficiencies in the businesses, growth opportunities, new projects, accounting/financial matters). Gores selected the following individuals to serve as directors in consideration of the following qualifications and skills. Three of the six became directors when Gores purchased $75 million of Company preferred stock in June 2008 and the remaining three became directors when Gores took control of the Company in connection with the Company’s refinancing of its debt and recapitalization which closed on April 23, 2009 (the “Refinancing”).
Directors since June 2008:
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Honour. Mr. Honour is responsible for structuring and pursuing strategic alternatives on behalf of Gores and was designated to the Board to identify potential M&A transactions on behalf of the Company. Mr. Honour has been an investment banker for 19 years and has spent his professional career identifying, negotiating and closing M&A and financial transactions.

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Stone. Mr. Stone, who leads Gores’ Operations group and is responsible for its worldwide operations group, was designated by Gores to serve on the Company’s Board primarily as a result of his extensive operational expertise. Mr. Stone’s educational background in math and computer science and his experience as Chief Executive Officer for three companies makes him a crucial adviser to both Company management and the Board when key decisions, such as operational improvements, revenue growth initiatives or potential M&A activity are being considered and made by the Board.

Directors since April 2009:
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Bronstein. Mr. Bronstein’s extensive experience in dealing with complex financial and accounting matters, including as a consultant and corporate controller and principal accounting officer of a Fortune 500 software and services company, provides the Board with a critical resource on various operational and financial matters. Until the Company’s listing on NASDAQ which required that all members of the Audit Committee be independent, Mr. Bronstein served on the Company’s Audit Committee, which during 2009 dealt with several new accounting issues in connection with the Company’s Refinancing.

•
Gimbel. Mr. Gimbel who works on exploring and negotiating M&A opportunities, has worked as a key member of the Gores M&A team, including with Mr. Honour, for approximately seven years. Mr. Gimbel’s tenure as an M&A analyst in the Media and Telecommunications Group of a major investment bank brings an added dimension of M&A experience to the Board.

•
Nold. Like Mr. Bronstein, Mr. Nold has extensive operational experience, with a particular focus on strategy and related transformational initiatives. Mr. Nold was designated to the Board for his ability to conduct extensive diligence on a company’s operations and pinpoint areas for improvement, on a timely and cost-effective basis. Beyond supporting Westwood’s overall operational improvement, Mr. Nold has been deeply engaged in transforming the capabilities and performance of the Network business.

Director since December 2009:
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Page. Mr. Page was designated by Gores in December 2009 after Mr. Weingarten (a director elected in June 2008) resigned. Mr. Page brings to the Board significant financial, managerial and operational knowledge. In addition to having held several CFO and COO positions and being a Partner at Price Waterhouse, Mr. Page currently oversees operational and financial functions for all of Gores and has extensive media and financial experience.

Non-Gores Directors. Of the remaining four directors, one was nominated by Gores; one was nominated by the Company’s lenders (pursuant to the Investor Rights Agreement which is described below in Certain Relationships and Related Transactions, and Director Independence — Gores — Investor Rights Agreement); one is the Company’s founder and Chairman of the Board and the other is an independent director who has served on the Board since 2006.
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Mr. Pattiz, the Company’s founder and Chairman of the Board for nearly 35 years, has extensive experience in the radio industry and was recently inducted into the National Radio Hall of Fame in recognition of his significant contributions to the radio industry. His keen understanding of the Network business and his extensive contacts with radio executive and talent have made Mr. Pattiz a key Board member. His institutional knowledge of the Company has been an invaluable resource to the Board.

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Mr. Ming was nominated by the then Nominating and Governance Committee in 2006 and became a director of the Company in July 2006 during a period when the Company was seeking additional financial expertise (Mr. Robert Herdman, a director and Chair of the Audit Committee, had resigned in April 2006). Mr. Ming’s extensive roles as CFO, COO or CAO in different organizations were ideal complements to the Board. Mr. Ming has served on the Audit and Compensation Committees for much of the last four years.

•
Mr. Nunez was nominated by Gores because of his contacts and experience in the entertainment industry, an industry in which he has operated for over 24 years, both as an attorney and as a talent agent. His experience in helping to structure employment and production arrangements was a key consideration in his nomination and election to the Company’s Board, particularly as the Company continues to explore and develop new programming.

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Mr. Wuensch was nominated by the Company’s lenders principally for his corporate governance experience and his service to various companies, including during times of financial transition and/or restructuring. Mr. Wuensch has been an executive, director and consultant (the latter for the last 18 years) to numerous companies over the last 40 years.

What is the Board’s role in managing risk across the Company?
The Board relies on the following enterprise-wide process to assess and manage the various risks facing the business and to ensure that such risks are monitored and addressed and do not compromise the Company’s ability to meet its business plan and strategic objectives. On an annual basis the Company’s President and CFO, Principal Accounting Officer and certain business heads meet to assess internal and external factors that could present a risk to the Company’s business plan. Once such assessment has been made, such officers produce a risk assessment report and review the risks with the Audit Committee. While the Audit Committee, which has been delegated the responsibility of reviewing the Company’s annual risk assessment by the Company’s Board, takes the lead risk oversight role and oversees risk management which includes monitoring and controlling the Company’s financial risks as well as financial accounting and reporting risks, the Company’s management is responsible for the day-to-day risk management process. As part of this risk assessment process, the Principal Accounting Officer works closely with members of the Audit Committee to ensure such risks are communicated in sufficient detail and to set forth a follow up process for managing and remediating any risk. Once this process has been completed, the Audit Committee and members of the Company’s finance department review the results of the risk assessment process with the Board. To the extent any identified risks deal with compensation, the Company’s Compensation Committee also becomes involved in assessing and managing such risks.

Who serves as the Company’s Board Chairman and President and what is the Board’s view on combining those positions?
Mr. Pattiz, who founded the Company and has served as the Chairman of the Board since 1976, has continued in this capacity to date. As evidenced by three amendments to his employment agreement executed in 2008 and 2009 to continue Mr. Pattiz’s service as Board Chairman, the Board believes Mr. Pattiz’s long-standing ties to the Company and his ability to chair the Board are highly beneficial to the Company’s employees and stockholders. While there are no prohibitions in the Company’s governing documents or policies regarding the CEO/President acting as Chairman of the Board, except for a period of time much earlier in the Company’s history when Mr. Pattiz was also President of the Company (through February 1994), the roles have remained separate. The Company’s Board and management believe the separation allows each party to continue its focus on its principal role, that is, overseeing the day-to-day management of the Company in the case of the President and presiding over meetings of the Board and stockholders, in the case of the Chairman. Mr. Sherwood’s is physically located in the corporate headquarters in New York and Mr. Pattiz is physically located in the Company’s Culver City offices.
What committees has the Board established and what are the roles of the Committees?
The Board has an Audit Committee and Compensation Committee. In connection with the Company’s Refinancing and which resulted in Gores taking control of the Company, the Board adopted amended and restated written charters for each of the Audit Committee and Compensation Committee and eliminated the Nominating and Governance Committee. The full text of each committee charter is available on the Company’s website at www.westwoodone.com and is available in print free of charge to any stockholder upon request. Under their respective charters, each of these committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel.
The Audit Committee
The current members of the Audit Committee are Messrs. Ming, Nunez and Wuensch (Mr. Bronstein resigned in October 2009 when the Company was listed on NASDAQ in connection with NASDAQ’s requirement that a majority of the Board be independent). Pursuant to SOX and the NASDAQ standards described above, the Board has determined that Messrs. Ming, Nunez and Wuensch meet the requirements of independence proscribed thereunder. In addition, the Board has determined that each of Messrs. Ming and Wuensch is an “audit committee financial expert” pursuant to SOX. For further information concerning each of Mr. Ming’s and Mr. Wuensch’s qualifications as an “audit committee financial expert,” see “Who are the current Board members, what Board Committees do they serve on and what are their backgrounds and qualifications?” above
The Audit Committee is responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; reviewing with the independent registered public accounting firm the scope of the audit plan and audit fees; and reviewing the Company’s financial statements and related disclosures. The Audit Committee meets separately with senior management of the Company, the Company’s General Counsel, the Company’s internal auditor and its independent registered public accounting firm on a regular basis. For additional information on the Audit Committee’s role and its oversight of the independent registered public accounting firm during 2009, see “Report of the Audit Committee.” There were 11 meetings of the Audit Committee in 2009.
The Compensation Committee
The current members of the Compensation Committee are Messrs. Ming, Nold, Nunez, Pattiz and Stone. The Compensation Committee has formed a subcommittee, consisting solely of the two independent directors, Mr. Ming and Mr. Nunez, for the purpose of making equity grants to the Company’s key employees, including its named executive officers.

The Compensation Committee has the following responsibilities pursuant to its charter (a copy of which is available on the Company’s website at www.westwoodone.com), which was amended on April 23, 2009:
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Develop (with input from the CEO/President) and recommend to the Board for approval compensation to be provided to officers holding the title of Executive Vice President and above (“senior executive officers”);

•	Review and approve corporate goals and objectives relative to the compensation of senior executive officers;
•	Review the results of and procedures for the evaluation of the performance of other executive officers by the CEO/President;
•	At the direction of the Board, establish compensation for the Company’s non-employee directors;
•	Recommend to the Board for approval all qualified and non-qualified employee incentive compensation and equity ownership plan and all other material employee benefit plans;
•
Act on behalf of the Board in overseeing the administration of all qualified and non-qualified employee incentive compensation, equity ownership and other benefit plans, in a manner consistent with the terms of any such plans;

•	Approve investment policies for the Company’s qualified and nonqualified pension plans (and, as appropriate, compensation deferral arrangements) and review actuarial information concerning such plans;
•
In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, unless otherwise determined by the Committee;

•	Prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable laws and regulations; and
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Perform any other duties or responsibilities consistent with its Charter and the Company’s certificate of incorporation, by-laws and applicable laws, regulations and rules as the Board may deem necessary, advisable or appropriate for the Committee to perform.

In carrying out its responsibilities, the Compensation Committee is authorized to engage outside advisors to consult with the Committee as it deems appropriate. There were four meetings of the Compensation Committee in 2009.
The Board may from time to time, establish or maintain additional committees as necessary or appropriate.
How often did the Board meet during 2009?
The Board met 11 times during 2009. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served, with the exception of Mr. Nunez who attended 65% of the meetings. The Board also meets in non-management executive sessions, but at this time does not have a presiding (lead) director for the non-management executive sessions. Prior to April 23, 2009, Mr. Dennis served as the Board’s lead independent director. Given that Gores and the Company’s lenders collectively own approximately 97% of the Company’s equity, the Board does not believe a new lead independent director is necessary at this time. All directors are expected to attend the Company’s Annual Meeting of Stockholders, and 9 of the 11 then-current directors were present at the Annual Meeting of Stockholders held in September 2008 (the last annual meeting held). The Company does not have a written policy with regard to attendance of directors at the Annual Meeting of Stockholders.

Does the Company have a Code of Ethics?
The Company has a written policy entitled “Code of Ethics” that is applicable to all employees, officers and directors of the Company, including its principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions, which was amended and restated on April 23, 2009. The Company no longer has a Supplemental Code of Ethics for its Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available on the Company’s website (www.westwoodone.com) and is available in print at no cost to any stockholder upon request by contacting the Company at (212) 641-2000 or sending a letter to 1166 Avenue of the Americas, 10th Floor, New York, NY 10036, Attn: Secretary.
How can stockholders and/or other interested parties communicate with directors, as a group or individually?
The Board has established a process for stockholders and/or other interested parties to communicate with Board members by email or regular mail. Stockholders and/or other interested parties may contact any of the directors, as a group (e.g., particular Board committee or non-management directors only) or individually (e.g., the presiding director of the non-management directors only), by regular mail by sending correspondence to Westwood One, Inc., 1166 Avenue of the Americas, 10th Floor, New York, NY 10036. Any envelope mailed to the Company should include a clear and prominent notation stating to whom the letter enclosed in the envelope is to be forwarded (i.e., non-management directors, as a group or individually, or to the directors, as a group or individually or to the presiding director of the non-management directors). Stockholders and/or other interested parties may also contact directors and non-management directors by sending an e-mail to dir@westwoodone.com, or to nonmanagdir@westwoodone.com, respectively. All correspondence is reviewed by the Office of the General Counsel prior to its being distributed to the parties indicated on such correspondence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
What is the Company’s policy and/or procedure for the review, approval or ratification of related party transactions?
While the Company does not have a written policy outlining such, it is the Company’s practice to review all transactions with its related parties (referred to herein as “related party transactions”) as they arise. Related parties are identified by the finance, accounts payable and legal departments, who, among other things, review questionnaires submitted to the Company’s directors and officers on an annual basis, monitor Schedule 13Ds and 13Gs filed with the SEC, review employee certifications regarding code of ethics and business conduct which are updated annually, and review on a quarterly basis, related party listings generated by the legal and finance departments, which listing includes affiliates of Gores that Gores provides to the Company. Any related party transaction is reviewed by either the Office of the General Counsel or Chief Financial Officer, who examines, among other things, the approximate dollar value of the transaction and the material facts surrounding the related party’s interest in, or relationship to, the related party transaction. With respect to related party transactions that involve an independent director, such parties also consider whether such transaction affects the “independence” of such director pursuant to applicable rules and regulations. Customarily, the Chief Financial Officer must approve any related party transaction, however, if after consultation, the General Counsel and Chief Financial Officer determine a related party transaction is significant, the transaction is then referred to the Board for its review and approval. The Company does not anticipate that consulting services provided in the ordinary course by Glendon will be reviewed by the Board on a prospective basis; however, the debt agreements described above which permit payments to Glendon were part of the Refinancing documents approved by both the Independent Committee of the Board, comprised only of non-Gores directors, and the entire Board.
Did the Company participate in any related party transactions in 2009 or 2010 (to date), or does the Company contemplate being a participant in any related party transaction in the remainder of 2010?
Except for the transactions with Gores (including with respect to the Refinancing), Glendon Partners, CBS Radio and Norman J. Pattiz described below, the Company is not aware of any transaction entered into in 2009 or 2010 (to the date of this proxy statement), or any transaction currently proposed, in which a related person has, or will have, a direct or indirect material interest.
Gores
Senior Notes
As part of the Refinancing, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with: (1) holders of the Company’s then outstanding Old Notes that were issued under the Note Purchase Agreement, dated as of December 3, 2002, as amended, among the Company and the holders of the notes issued thereunder, and (2) lenders under the Facility (such lenders, collectively with the holders of the Old Notes, the “Debt Holders”).
Pursuant to the Securities Purchase Agreement, including the agreements and instruments attached as exhibits thereto, in consideration for releasing all of their respective claims under the Old Notes and the Old Credit Agreement, the Debt Holders (including Gores Radio), our principal stockholder, with respect to debt purchased by Gores Radio in the Cash Out, as described below) collectively received (1) $117.5 million of Senior Notes, maturing July 15, 2012, which Senior Notes represent the portion of indebtedness under the Old Credit Agreement and the Old Notes deemed to be continuing by the Securities Purchase Agreement; (2) 34,962 shares of Series B Preferred Stock; and (3) a one-time cash payment of $25.0 million. Gores Radio purchased at a discount approximately $22.6 million principal amount of the Company’s then existing debt held by Debt Holders who did not wish to participate in the Senior Notes as set forth in the Securities Purchase Agreement (the “Cash Out”).

Gores Guarantees
In connection with the Refinancing, the Company also entered into the Senior Credit Facility with Wells Fargo Foothill, LLC (now Wells Fargo Capital Finance, LLC, “Wells Fargo”) as the arranger, administrative agent and initial lender, pursuant to which the Company obtained a $15.0 million revolving credit facility (which includes a $2.0 million letter of credit sub-facility) on a senior unsecured basis and a $20.0 million unsecured non-amortizing term loan. On the closing of the Refinancing, the Company borrowed the entire amount of the term loan and did not make any borrowings under the revolving credit facility. As of March 31, 2010, the Company had borrowed $8.0 million under the revolving credit facility. Loans under the Senior Credit Facility will mature on July 15, 2012. Gores has guaranteed all indebtedness under the Senior Credit Facility. As part of the March 2010 amendments to the Securities Purchase Agreement and Senior Credit Facility, Gores agreed to guarantee up to a $10.0 million pay down of the Senior Notes if the tax refund was not received by the Company on or prior to August 16, 2010. The Company received the tax refund on June 2, 2010.
Additionally, as contemplated by the Refinancing, Gores is guaranteeing payments due to the NFL in an amount of up to $10.0 million for the license and broadcast rights to certain NFL games and NFL-related programming.
In 2009, the Company reimbursed Gores for approximately $0.2 million for fees incurred by them in connection with two irrevocable standby letters of credit which equal $15.0 million in the aggregate in connection with Gores guarantee of the $15.0 million revolving credit facility. In March 2010, the Company received an invoice for approximately $0.25 million for fees related to such irrevocable standby letters of credit for 2010 and the Company intends to reimburse Gores for such fees.
Master Mutual Release
In connection with the Refinancing, the Company and the holders of the Old Notes and loans under the Old Credit Agreement (including Gores Radio with respect to debt purchased by Gores Radio in the Cash Out) entered into an agreement, pursuant to which the Company, its subsidiaries, the holders of the Old Notes and the lenders under the Old Credit Agreement released all of their respective claims for indemnity, reimbursement, expense and payment of the obligations in respect of the Old Notes and the Old Credit Agreement, except to the extent such obligations were continued under the Senior Notes.
Purchase Agreement
In connection with the Refinancing, Gores Radio (1) agreed to purchase, at a discount, approximately $22.6 million principal amount of the Company’s then existing debt held by debt holders who did not wish to participate in the Senior Notes, (2) agreed to guarantee the Senior Credit Facility and the $10.0 million contractual commitment to the NFL and (3) invested $25.0 million in the Company for 25,000 shares of Series B Preferred Stock. In connection with Gores providing the guarantees and purchasing the debt from non-participating holders, the 75,000 shares of Series A Preferred Stock held by Gores Radio immediately prior to the Refinancing, which then had a liquidation preference of approximately $79.0 million, were exchanged for 75,000 shares of Series A-1 Preferred Stock.
Investor Rights Agreement
The Company also entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Gores Radio and the other holders of the Senior Notes (the “Original Investor Stockholders”). Pursuant to the Investor Rights Agreement, as long as the Original Investor Stockholders in the aggregate hold at least 60% of the common stock (including the Preferred Stock on an as-converted basis) owned by the Original Investor Stockholders on the date of the Refinancing, immediately after giving effect to the transactions contemplated by the Securities Purchase Agreement, the Board shall nominate for election as director, one nominee designated in writing to Gores Radio and the Company by the holders of a majority of the common stock (including Preferred Stock on an as-converted basis) held by such Original Investor Stockholders. Gores Radio has agreed to vote in favor of any such nominee that is reasonably acceptable to Gores Radio. In addition, as part of the Investor Rights Agreement, the Original Investor Stockholders were granted certain pre-emptive rights, tag-along rights, drag-along rights and piggyback registration rights.

Gores Registration Rights Agreement
As part of Gores Radio’s original purchase of the Company’s stock, Gores Radio is entitled to registration rights under the terms of a Registration Rights Agreement (the “Registration Rights Agreement”) for the common stock owned by Gores Radio, including shares of common stock issuable upon conversion of the Preferred Stock and/or exercise of the warrants held by Gores (collectively, the “Registrable Securities”). Under such agreement, the Company will file upon Gores’ request a resale shelf registration statement and will also provide Gores up to four (4) demand registrations. The Company is obligated to keep such shelf registration continuously effective under the Securities Act of 1933, as amended (the “Securities Act”), until the earliest of: (i) the fifth (5th) anniversary of such registration statement, (ii) when all Registrable Securities covered by such Registration Statement have been sold and (iii) the date as of which each of the holders of Registrable Securities is permitted to sell its Registrable Securities without registration pursuant to Rule 144 without volume limitations or any other restrictions.
In connection with the Refinancing, the Company and Gores amended the Registration Rights Agreement to, among other things, make the piggyback registration rights granted to the Original Investor Stockholders under the Investor Rights Agreement consistent with those contained in the Registration Rights Agreement.
Glendon Partners, Inc.
For consulting services rendered by Glendon Partners (“Glendon”), an operating group associated with Gores, our principal stockholder, in connection with the Refinancing, the Company paid Glendon on the closing date of the Refinancing (i.e., April 23, 2009) $0.75 million. These fees consist of payment for services rendered by various members of Glendon, including directors Andrew Bronstein and Michael Nold, who in connection with the Refinancing provided professional services to the Company in the areas of operational improvement, tax, finance, accounting, legal and insurance/risk management. Glendon consists of experienced professionals who provide consulting services to Gores’ portfolio companies, including Westwood. The fee for such services was based on Glendon’s hourly billing rates. From April 23, 2009 to December 31, 2009, the Company paid $0.8 million to Glendon for continued operational support. In addition, on Gores’ behalf, the Company paid the fees of Gores’ advisers (including legal counsel and financial advisers but excluding Glendon) pursuant to the terms of the Refinancing, which fees totaled approximately $2.8 million (of which approximately $0.2 million was paid in late 2008). Glendon has continued to provide these services in fiscal year 2010 and to date the Company has paid $0.6 million to Glendon in 2010 for operational support. Any payments made to Glendon for consulting services are permitted under the Company’s new credit arrangements with the holders of our Senior Notes and Wells Fargo provided such payments do not exceed $1.5 million in 2009 for services provided before or during 2009 and $1.0 million in each calendar year thereafter for services provided in such year.
CBS Radio
A number of CBS Radio’s radio stations are affiliated with our radio networks and we purchase programming rights from CBS Radio and its affiliates. The Company previously considered CBS Radio to be one of its affiliates because, prior to the Refinancing that closed on April 23, 2009, CBS Radio owned approximately 16 million shares of the Company’s common stock (not giving effect to the 200 for 1 reverse stock split that occurred on August 3, 2009), which then amounted to approximately 16% of its outstanding equity on an as-converted basis. Additionally, CBS Radio had two directors on the Company’s Board. When the Management Agreement between the Company and CBS Radio (the “Management Agreement”) terminated on March 3, 2008, the CBS directors resigned and CBS Radio ceased providing a CEO and CFO to the Company. Although CBS Radio’s equity ownership was significantly diluted on April 23, 2009 when the Refinancing occurred, because the conversion of the Preferred Stock into common stock did not occur until August 3, 2009, the Company did not cease viewing CBS Radio as its affiliate until such date.
Until March 3, 2008, when the Company entered into a new long-term arrangement with CBS Radio, the Company had a Management Agreement and Representation Agreement with CBS Radio to operate the CBS Radio Networks. From January 1, 2009 to August 3, 2009, while CBS Radio was an affiliate of the Company, the Company incurred expenses aggregating approximately $42.5 million in connection with transactions with CBS Radio and its affiliates, including affiliation agreements and the purchase of programming rights from CBS Radio and its affiliates. The description and amounts regarding related party transactions set forth in this proxy statement also reflect transactions between the Company and Viacom. Viacom is an affiliate of CBS Radio, as National Amusements, Inc. beneficially owns a majority of the voting powers of all classes of common stock of each of CBS Corporation and Viacom. As a result of our change in ownership and the fact that CBS Radio ceased to manage the Company in March 2008, the Company no longer considers CBS Radio to be a related party effective as of August 3, 2009. The Company and CBS Radio are parties to registration rights agreement which provides registration rights to the 80,000 shares of common stock held by CBS Radio and its affiliates.

In addition to the foregoing, the Company has entered into other transactions with affiliates of CBS Radio, including Viacom, in the normal course of business, including affiliation agreements with many of CBS Radio’s radio stations and agreements with CBS Radio and its affiliates for programming rights and content from our Metro Traffic business.
As part of our prior Management Agreement with CBS Radio, CBS Radio provided the services of the Company’s CEO and CFO. Based on information known to us, during such time in 2009 when CBS Radio was an affiliate of the Company, CBS Radio paid approximately $148 thousand in aggregate costs related to the termination of the services of the Company’s former CFO, Andrew Zaref.
Norman J. Pattiz
Norm Pattiz, the Company’s founder, Chairman of the Board and a director since the Company’s founding in 1974, intends to form a production company (“NPC”), which he would wholly own and over which he would exercise operating control. NPC would only produce programming that the Company has considered and evaluated, and determined that the Company should not produce at its own cost and expense. On June 15, 2009, the Company’s Board approved Amendment No. 5 to the Company’s employment agreement with Mr. Pattiz. As part of such Amendment No. 5, the Company and Mr. Pattiz agreed that if the Company formally rejects a program that is submitted to it, Mr. Pattiz will have the right to negotiate a programming deal for himself with respect to such formally rejected content, provided that Mr. Pattiz provides the Company with a right of first refusal to distribute the programming, which right of first refusal the Company must exercise within 30 days of notice from Mr. Pattiz. In connection with this provision, the Board waived a provision of the Company’s Code of Ethics which prohibits, among other things, any of the Company’s directors or employees from being an owner, officer, partner or employee of an organization (other than Westwood) involved in the radio, music or entertainment business.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and more than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received by it, or written representations from its directors and executive officers, the Company believes that during 2009 its executive officers, directors and more than ten percent beneficial owners complied with all SEC filing requirements applicable to them.
Report of the Audit Committee
The Audit Committee operates pursuant to its Charter, which was revised and approved by the Board and is available on the Company’s website (www.westwoodone.com). The Charter, which complies with applicable SEC regulations, and NYSE rules, addresses five broad areas of responsibility of the Audit Committee:
1)	Reviewing and discussing the preparation of quarterly and annual financial reports with the Company’s management and its independent registered public accounting firm;
2)
Supervising the relationship between the Company and its independent registered public accounting firm, including discussing the matters required by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” (“SAS 61”) and PCAOB “Auditing Standard No. 2” An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements” (as revised by Auditing Standard No. 5, “PCAOB 2”) with its independent registered public accounting firm, evaluating the independence of the auditors in accordance with PCAOB Rule 3520 “Auditor Independence” and recommending their appointment or removal and reviewing the scope of their audit and non-audit services and related fees;

3)	Overseeing management’s implementation of effective systems of internal controls;

4)	Reviewing and approving the internal corporate audit staff functions; and

5)	Reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct.
The Audit Committee has reviewed and discussed, with both management and its independent registered public accounting firm, all financial statements prior to their filing with the SEC. Management advised the Audit Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant issues with the Audit Committee. The Audit Committee also held discussions with the Company’s independent registered public accounting firm concerning the matters required to be discussed by SAS 61, PCAOB 2 and other PCAOB and SEC regulations as such may be modified or supplemented. The Audit Committee also met separately as a group to discuss the matters contained in this proxy statement.
The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ended December 31, 2009 and reviewed with the Company’s financial managers, the independent registered public accounting firm and the director of internal audit, PwC’s overall audit scopes and plans.
The Audit Committee also discussed with PwC their independence and received from PwC the written disclosures and the letter from PwC required by PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence”. In addition, the Audit Committee pre-approved PwC’s audit and audit related fees and has determined that the provision of non-audit services by PwC is compatible with maintaining their independence.
The Audit Committee also has discussed with the Company’s independent registered public accounting firm, with and without management present, their recommendations regarding the Company’s internal accounting controls and the overall quality of the Company’s financial reporting and disclosures.
The Audit Committee frequently met in private session separately with the senior members of the Company, RSM McGladrey (the Company’s director of internal audit), the Company’s General Counsel and the Company’s independent registered public accounting firm. Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC. The Audit Committee also recommended to the Board the approval of the Company’s independent registered public accounting firm for the year ending December 31, 2009.
Fees to Independent Registered Public Accounting Firm
The following table presents fees billed for fiscal years 2009 and 2008 for professional services rendered by PwC for the audit of the Company’s financial statements for fiscal years 2009 and 2008 as well as fees billed for audit-related services, tax services and all other services rendered by PwC for 2009 and 2008.

(in thousands)	2009		2008
(1) Audit Fees	$2,292	(1)	$1,761
(2) Audit-Related Fees	—		100
(3) Tax Fees	20		—
(4) All Other Fees	—		—

(1)	Such includes $557 of fees related to professional services rendered by PwC in connection with the Registration Statement on Form S-1 filed by the Company with the SEC in 2009.
All audit-related services were approved by the Audit Committee, which concluded that the provision of such services by PwC did not impair that firm’s independence in the conduct of the audit.

Audit Committee Pre-Approval Policies and Procedures
All services provided to the Company by PwC in 2009 were pre-approved by the Audit Committee. Under the Company’s pre-approval policies and procedures, the Chair of the Audit Committee is authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services.
Submitted by the Audit Committee
H. Melvin Ming, Chair of the Audit Committee
Emanuel Nunez
Ronald W. Wuensch

EXECUTIVE OFFICERS
The following is a list of the Company’s executive officers. Only the Chief (Principal) Executive Officer, Chief (Principal) Financial Officer (in the Company’s case, Mr. Sherwood is both the President and CFO) and the three most highly compensated of the Company’s executive officers (excluding the CEO and CFO) using the methodology of the SEC for determining “total compensation” are considered “named executive officers” (also referred to in this proxy statement as “NEOs”). The Compensation Discussion and Analysis that appears below relates only to the NEOs for fiscal year 2009.

Executive Officer	Position
Roderick M. Sherwood III	President and Chief Financial Officer

Gary Schonfeld	President, Network division

Steven Kalin	Chief Operating Officer and President, Metro Networks division

Jonathan Marshall	President and General Manager, Television and EVP, Strategic Business Development

David Hillman	Chief Administrative Officer; Executive Vice President, Business Affairs and General Counsel
The professional backgrounds of the executive officers for fiscal year 2009 who are not also directors of the Company follow:
Roderick M. Sherwood, III (age 56) was appointed Executive Vice President, Chief Financial Officer, and Principal Accounting Officer of the Company effective September 17, 2008, and President of the Company effective October 20, 2008. Mr. Sherwood served as Chief Financial Officer, Operations of The Gores Group, LLC from November 2005 to September 5, 2008, where he was responsible for leading the financial oversight of all Gores portfolio companies. From October 2002 to September 2005, Mr. Sherwood served as Senior Vice President and Chief Financial Officer of Gateway, Inc., where he was primarily responsible for overseeing financial performance and operational improvements and exercising corporate financial control, planning, and analysis. During his tenure at Gateway, he also oversaw Gateway’s acquisition of eMachines. From August 2000 to September 2002, Mr. Sherwood served as Executive Vice President and Chief Financial Officer of Opsware, Inc. (formerly Loudcloud, Inc.), an enterprise software company. Prior to Opsware, Mr. Sherwood also served in a number of operational and financial positions at Hughes Electronics Corporation, including General Manager of Spaceway (broadband services), Executive Vice President of DIRECTV International and Chief Financial Officer of Hughes Telecommunications & Space Company. He also served in a number of positions during 14 years at Chrysler Corporation, including Assistant Treasurer and Director of Corporate Financial Analysis. Mr. Sherwood currently serves as a director of Dot Hill Systems Corporation, including as Chair of its Audit Committee.
Gary Schonfeld (age 58) serves as the Company’s President, Network division, a position he has held since October 2008. Mr. Schonfeld co-founded radio network MediaAmerica in 1987 and served as its President. He became the President of Jones MediaAmerica upon the acquisition of MediaAmerica by Jones Media Group in July 1998. He served in that position until the acquisition of Jones Media Group by Triton Radio Network in June 2008. Prior to founding MediaAmerica, Mr. Schonfeld served as Vice-President Eastern Sales Region for Westwood, an account executive with CBS Radio Networks and in various positions with Fairchild Publications, Y&R Advertising, and ABC Radio. Mr. Schonfeld has a B.A. from the University of Vermont and an M.A. from the University of Michigan.

Steven R. Kalin (age 46) was appointed the Company’s Chief Operating Officer effective July 7, 2008 and President of the Metro Networks division on October 20, 2008. Mr. Kalin has 20 years of media experience, encompassing both traditional and digital platforms and strategic, business development and operational roles. From 2002 to 2007, Mr. Kalin served as Executive Vice President and Chief Operating Officer of Rodale, Inc., a global publisher of health and wellness information. From September 2000 to January 2002, Mr. Kalin was Chief Operating Officer and then Chief Executive Officer of Astata, a business to business wireless software company. From September 1998 to June 2000, Mr. Kalin served as Chief Financial Officer and Chief Operating Officer of Medscape, a leading online website for physicians. From October 1995 to August 1998, Mr. Kalin was Vice President of Business Development for ESPN Internet Ventures and with ESPN Enterprises. At the start of his career, Mr. Kalin was a consultant with McKinsey & Company in the firm’s media practice. Mr. Kalin holds a B.A. from Brown University and an M.B.A. from Harvard Business School.
Jonathan Marshall (age 47) serves as the Company’s President and General Manager, Television and EVP, Strategic Business Development. He has served as EVP, Strategic Business Development since April 2008 and as President and General Manager, Television since December 2009. Mr. Marshall has experience in both deal making and the broadcast traffic business. From 2005 through 2008, Mr. Marshall was a sole practitioner at JS Marshall & Assoc., an entertainment finance law firm based in Los Angeles. Previous to that he served as COO/General Counsel to RKO Pictures, LLC in Los Angeles from 2001 through 2005 and General Counsel to The Shooting Gallery, Inc. from 1997 through 2001. Mr. Marshall was an associate at Loeb and Loeb, LLP from 1995 through 1997 and at Shearman & Sterling from 1988 through 1995. Mr. Marshall obtained his juris doctor from Tulane Law School in 1988 and his undergraduate degree in 1985 from Tulane University. Mr. Marshall has been a member of the California Bar since 1988.
David Hillman (age 41) serves as the Company’s Chief Administrative Officer; Executive Vice President, Business Affairs and General Counsel. Mr. Hillman joined the Company in June 2000 as Vice President, Labor Relations and Associate General Counsel, which positions he held through September 2004, and thereafter became Senior Vice President, General Counsel in October 2004. He became an Executive Vice President in February 2006 and Chief Administrative Officer on July 10, 2007. Mr. Hillman has a B.A. from Dartmouth College and a J.D. from Fordham University School of Law.
There is no family relationship between any Company director and executive officer.

COMPENSATION DISCUSSION AND ANALYSIS
The following narrative describes how the Company determined compensation for its named executive officers (referred to as NEOs or executives below), including the elements of their compensation and how the levels of their compensation were determined and by whom. When references are made to “key employees,” we are referring to a broader group of senior managers, such as department heads, who may be eligible for a particular compensation element. The information provided below is for fiscal year 2009 unless otherwise indicated.
Overview
The Company’s Compensation Committee (referred to in this Compensation Discussion & Analysis narrative as the “Committee” or as the “Compensation Committee”) is primarily responsible for determining the compensation of the Company’s NEOs on an annual basis, which is comprised of three primary components, two of which are “discretionary” (annual bonus, if any, and the annual equity compensation award, if any). From 2003 to the time of the Company’s Refinancing in April 2009, the Committee was aided in its decision-making process by an independent, nationally recognized compensation adviser, the Semler Brossy Consulting Group (“SBCG”), which reported directly to the Committee Chair and performed no other work for the Company. The Committee has also sought and received legal advice from its outside legal counsel as needed, including with respect to the development and adoption of the Company’s 2010 Equity Compensation Plan (adopted by the Board on February 12, 2010) and the development and adoption of the Company’s form employment agreement for direct reports to the Company’s President.
The Committee seeks to provide appropriate and reasonable levels of compensation to its NEOs keeping in mind the Company’s mission of remaining competitive with pay opportunities of comparable companies in the media industry, while accounting for individual performance and the overall performance of the Company. The Company provides minimal perquisites, consisting mainly of reimbursements for parking and car allowances and does not provide any other types of perquisites, including supplemental pension plans or other deferred compensation arrangements.
Prior to the Company’s Refinancing, the Committee was comprised of three independent directors. However, on April 23, 2009, in connection with the Refinancing, the Company was recapitalized such that Gores and the Company’s lenders (as a group) now own approximately 74.3% and 22.5%, respectively, of the Company’s common stock. As described above, under the “controlled company” exemption of the NASDAQ Global Market rules, the Company is not required to have a Compensation Committee comprised of a majority of “independent” directors and the Committee’s present structure includes the Chairman of the Board, two Gores designees and two independent directors. The Committee has formed a subcommittee, consisting solely of the two independent directors, for the purpose of making equity grants to the Company’s key employees, including its NEOs.
Objectives
The objective of the Company’s executive compensation policy (which affects NEOs) has been to attract, retain and motivate executives. The Committee believes that equity compensation awards serve as important contributors to the attraction, retention and motivation of the Company’s executives and more closely aligns the interest of executives and management to long-term success and growth and best promote the interests of the Company’s stockholders. The Committee has established the following objectives when determining the compensation for NEOs:
•
Pay for Performance. Corporate goals and objectives, both for an individual and for the Company as a whole, and the progress made in achievement thereof, should be a key consideration in any pay decisions;

•	Be Competitive. Total compensation opportunities for NEOs generally should be competitive with comparable companies in the industry, in order to attract and retain needed managerial talent;
•
Align Interests of Executives with Long-term Success and Stockholder Interests. Elements of compensation should be structured to give substantial weight to the future performance of the Company, which better aligns the interests of the Company’s stockholders and executives;

•
Attract and Retain Key Employees. In the midst of a challenging business environment, the Company commenced a turnaround strategy in mid-2008 which included top-grading employees, including senior executives. Since the Company began operating as an independent company in March 2008, the Company and Committee have placed a premium on attracting and retaining key employees and talent, and accordingly, have granted higher levels of cash and equity compensation to new executives to induce them to join the Company and help execute the turnaround strategy; and

•
Provide a Fair and Balanced Severance Package, Where Appropriate. Severance provisions in executive contracts have been negotiated with a view towards providing a fair settlement should an executive be terminated. To such end, severance provisions have been structured to provide that any payment requires the execution of a release of any claims the executive may have against the Company, a commitment by the executive to adhere to restrictive covenants, “double-trigger” provisions with very limited “good reason” protection for the executive and severance amounts that are fixed (rather than extending for the remainder of the contract’s term).

Process and Roles of Parties
As a part of the Refinancing, Gores holds approximately 74.3%, and the Company’s lenders hold approximately 22.5%, of the Company’s equity. In 2009 (for services rendered in 2008), the President, head of Human Resources and the General Counsel met to discuss individuals’ performances and make general recommendations regarding discretionary bonuses (as described below, during this time, the Company was not in a position to consider or award equity compensation). After considering these recommendations and the overall performance of the Company, the Committee determined not to award any discretionary bonuses in 2009 or 2010 as described below. Neither the President nor the General Counsel makes recommendations, reviews or otherwise participates in the process of determining his own discretionary compensation and the Chairman of the Company, who is a member of the Compensation Committee, recuses himself from any discussions relating to his own compensation. While the Committee is primarily focused on elements of discretionary compensation, it was also heavily involved in determining base salaries for the Company’s President and all direct reports to the President, including the NEOs, when they were hired in 2008 and 2009.
From 2003 to the closing of the Refinancing in April 2009, the Committee retained the services of SBCG to assist it in major compensation decisions, particularly relating to new hires’ compensation packages, key employment agreement renewals and awards of equity compensation. In 2009, the Committee did not consider any of these types of compensation decisions; however, it did adopt a new equity compensation plan and award stock options in February 2010. In such instance, it did not engage the services of SBCG. In making these stock option awards, Company management relied heavily on Gores’ expertise with respect to the size and pool of grantees for such awards, and outside counsel and the Committee provided additional guidance related thereto. The Committee received significant input from management regarding the specific awards to be made to employees. For awards made to NEOs, the President worked closely with the Vice-Chairman of the Board, Chair of the Committee, Gores and remaining members of the Committee to determine the appropriate award levels and in the case of the President’s equity award, the Committee and Gores made such determination.
Timing Of Discretionary Compensation Awards
Historically, the Company has awarded its annual discretionary compensation (i.e., annual bonus and equity compensation) to NEOs after the performance of the immediately preceding fiscal year, including year-end earnings, has been publicly reported and is known by Board members, including the Committee. The Committee has, in certain limited circumstances, made equity compensation awards at other times in connection with a new employee’s date of hire or in connection with a significant promotion. Given the general economic downturn and the Company’s operating performance over the last two years (2009 and 2008, respectively), the Company determined not to award discretionary bonuses for each such year in 2010 and 2009, respectively. Contractual bonuses, such as signing and/or retention bonuses, were not affected by this decision.

Given the significant negotiations during late 2008 and the first few months of 2009 related to the Refinancing, the Company also did not award any equity compensation in 2009. In recognition of not having granted bonuses or equity awards, and given the significant transactions undertaken by the Company (e.g., transition as an independently-managed company; securing a ten-year distribution arrangement with CBS Radio; consummation of a $100 million investment by Gores; completion of a significant re-engineering of the Company’s Metro Networks division and the Refinancing), the Company awarded stock options to its employees, including NEOs, on February 12, 2010.
Elements of Compensation
There are three main components of compensation: (1) base salary; (2) discretionary annual bonus; and (3) equity compensation. The Company generally establishes a NEO’s base salary in the individual’s employment agreement, based generally on competitive pay levels, the Company’s internal pay structure and appropriate fixed pay to compensate sufficiently the NEOs for performing his/her duties and responsibilities. However, for the most part with limited exceptions, all other payments (e.g., signing bonus, retention bonus, annual discretionary bonus, equity compensation awards) are wholly-discretionary and/or contingent on the NEO remaining with the Company. The Committee believes discretionary annual bonuses should be used to reward a NEO’s outstanding individual performance and that NEOs are more appropriately compensated, motivated and rewarded (and more likely to remain at the Company) when bonuses are paid in cash in a lump sum after the year has ended. Equity compensation awards, on the other hand, are intended to generate favorable long-term performance with a view toward providing a potential for upside should the Company’s performance improve over the long-term, thereby creating a common goal of both NEOs and Company stockholders. Given the Company’s stock price over the last few years, an increasingly larger portion of NEOs’ compensation has been their cash compensation (salary) as compared to their equity compensation. As noted above, the Company did not pay discretionary bonuses or award equity compensation to its executives in 2009. In setting the different elements of compensation, the Committee does not engage in a formal benchmarking process. However, over the years the Committee has received periodic input by SBCG, and the Committee and the Company are generally aware of compensation trends in the industry.
How does the Committee determine the allocation between the elements of compensation?
Base Salary
In determining base salary, the Committee considers an individual’s performance, experience and responsibilities, as well as the base salary levels of similarly-situated employees at comparable companies in the media industry. A base salary is meant to create a secure base of cash compensation, which is competitive in the industry. The Company relies to a large extent on the President’s evaluation and recommendation based on his assessment of the NEO’s performance.
Salaries generally are reviewed at the time a NEO enters into a new or amended employment agreement, which typically occurs upon the assumption of a new position and/or new responsibilities or the termination of the agreement. Any increase in salary is based on a review of the factors set forth above. In most instances, the Company has moved away from guaranteeing automatic salary increases in multi-year employment agreements in favor of reviewing on an annual basis whether salary increases should occur company-wide.
Effective April 6, 2009, the Company instituted a company-wide salary reduction, ranging from 5-15% based on an employee’s salary level. As part of such plan, all of the NEOs received a 15% reduction in salary, which reduction remained in place throughout the rest of 2009 and continues as of the date of this proxy statement. From the ten-week period commencing October 12, 2009 to December 21, 2009, the Company reduced employees’ pay on a one-time basis by an additional 10% (e.g., five days of pay) and instituted a mandatory five-day furlough over the same ten-week period. All NEOs participated in this program.

Discretionary Annual Compensation Bonus
NEOs are eligible to receive discretionary annual bonuses and their employment agreements provide a target amount for which they are eligible. The target is set based on the NEO’s position and responsibilities and the Company’s overall pay positioning objectives. While the target bonus amounts differ from agreement to agreement, all such bonuses are in the sole and absolute discretion of the Board or the Committee or their designee. Historically, management would make a recommendation regarding discretionary bonuses and equity compensation for key employees to the Committee which the Committee and management would discuss. After reviewing its decisions with the full Board and taking into account the views expressed by members of the Board, the Committee would make its final determination. As previously stated, the Committee has not awarded discretionary bonuses in the last two years given the weakened economy and the Company’s performance. When making bonuses, the Committee’s policy is to take into account a NEO’s base salary and views cash compensation as a whole when making its determinations regarding bonuses.
While the Committee does not have a written policy regarding bonuses payable upon attaining certain financial metrics, bonuses for all members of management will continue to be reviewed on the basis of the Company’s overall performance and to the extent applicable, on their individual performance and the performance of departments over which they exercise substantial control.
Equity Compensation
The Company considers equity compensation to be a key part of a NEO’s compensation. On April 23, 2009, when the Company’s debt was refinanced, the Company’s capital structure was recapitalized such that its common stockholders were diluted to approximately 2% of the Company’s equity. While the Company’s employees have outstanding equity compensation issued under the 2005 Plan (which was effective prior to the Board’s adoption of the 2010 Plan as described below) and 1999 Plan, such equity compensation is significantly underwater (i.e., the Company’s current stock price, on a split-adjusted basis, is substantially below the exercise price of such stock options) and has de minimis value. As a point of reference, the aggregate fair value of equity compensation awards to NEOs was $856,158 for the three years ended December 31, 2009 as described in more detail under the “Summary Compensation Table” that appears below. The intrinsic value of these awards as of December 31, 2009 was $0 for option awards and $243 for stock awards. Because of the timing of the Refinancing, the Company was not in a position to develop a new equity compensation plan in late 2008 or early 2009 and accordingly, no awards to NEOs were made in 2009.
In the second half of 2009, the Company along with the Chair of the Committee and Vice-Chairman of the Board (who also sits on the Compensation Committee), reviewed the Company’s equity compensation levels and determined the 2005 Plan should be revised to increase the shares of common stock available for issuance under such plan. Gores believed the amount of the equity compensation awards should be meaningful, in part because previously issued equity compensation no longer has much value and in part because no awards or bonuses were awarded in the previous two years. On February 12, 2010, the Board amended and restated the 2005 Plan (which was renamed the 2010 Equity Compensation Plan, the “2010 Plan”) to increase the number of shares available for issuance to 2,650,000 shares, subject to stockholder approval, which reflected an allocation of approximately 10% of the Company’s equity (on a fully-diluted basis taking into account the stock options to be awarded) for equity awards. Thereafter, the Company’s President and Chair of the Committee recommended award levels for top executives, including NEOs (with the exception of the President), and thereafter, the President and Chair of the Committee, along with the General Counsel and key members of management, recommended levels of individual employee awards. The Vice-Chairman of the Board, Chair of the Committee and remaining Committee members determined the award for the President. Approximately 2,000,000 shares were awarded on February 12, 2010, subject to stockholder approval, and accordingly, approximately 650,000 of the 2,650,000 shares remain available for issuance under the 2010 Plan.
Under the 2010 Plan, the maximum number of shares subject to any stock option, stock appreciation right or any equity-based award that is intended to be “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (along with related regulations, the “Code”) that may be granted to each participant may not exceed 1,000,000 shares (subject to adjustment as provided in the 2010 Plan) during any one year period, of which up to 350,000 (subject to adjustment as provided in the 2010 Plan) may be used for restricted stock, restricted stock units (“RSUs”), deferred stock units and equity-based performance awards that are intended to be “performance-based compensation.” Other than the definition of “change in control” and default vesting terms relating to a “change in control”, no other material changes were made to the 2005 Plan and the types of awards available under the 2005 Plan remain the same under the 2010 Plan. However, the “change in control” definition in the 2005 Plan was amended to more closely match the definition set forth in the Company’s credit agreements. In addition, the Committee determined that instead of all equity compensation automatically vesting in connection with a termination upon a “change in control,” any accelerated vesting termination provisions should be determined on a case-by-case basis.

The 1999 Plan expired on March 31, 2009 but approximately 25,503 shares remain outstanding thereunder pursuant to prior awards. The awards made under the 1999 Plan also expressly incorporate the defined terms “cause” and “change in control” and the effect of such terms from the 2005 Plan. Unless expressly negotiated otherwise, unvested stock options continue to be forfeited upon an employee’s termination, including by death or disability.
Under the Company’s equity compensation plans, various forms of equity compensation awards are available, including (1) full value share equity compensation awards (e.g., restricted stock, RSUs, performance shares and deferred stock) that are measured by the actual stock price, and (2) stock options, which have value to an employee only to the extent the price of the Company’s common stock increases after the date the stock options are granted. The Company began to include restricted stock and RSUs in its equity compensation awards in May 2005, after the 2005 Plan was approved by Company stockholders. The last time the Committee awarded restricted stock or RSUs to its employees was in 2007.
In determining awards to NEOs, the Committee reviews both the value of equity compensation, individual responsibilities and performance, and other equity awards granted to executive officers at the Company. The following awards were made under the 2010 Plan to the NEOs on February 12, 2010, subject to stockholder approval:
•	Roderick M. Sherwood, III — received a stock option to purchase 400,000 shares of common stock;
•	Gary Schonfeld — received a stock option to purchase 200,000 shares of common stock;
•	Steven Kalin — received a stock option to purchase 200,000 shares of common stock; and
•	David Hillman — received a stock option to purchase 150,000 shares of common stock.
Terms of Vesting
Under the 2005 Plan and 2010 Plan, unvested awards generally are forfeited upon an employee’s termination, including by death or disability. However, under the 2005 Plan, if termination occurs within a 24-month period after a change in control (as such term is defined in the 2005 Plan), the award generally will become fully vested. Once granted, an individual is entitled to the benefits of an award of equity compensation upon vesting, provided, such individual remains employed by the Company at the time of vesting. In the case of certain NEOs and key employees, an award (or portion of an award) may vest when termination is without cause or for good reason,
All equity compensation issued under the 2005 Plan and the 2010 Plan (including those awards made on February 12, 2010) have three-year vesting terms, with the exception of awards made in January 2006 which vested over four years. Stock options issued under the 1999 Plan have five-year vesting terms, with the exception of awards made in March 2008 which vested over three years. Options that remain outstanding under the 1999 Plan and 2005 Plan will vest upon a participant’s termination within a 24-month period after a change in control (as such term is defined in the 2005 Plan, not taking into an account the amended definition under the 2010 Plan) has occurred. In the case of all of the NEOs, this is also true of the awards made on February 12, 2010.
Definition of Change in Control
Under the 2010 Plan, adopted on February 12, 2010: a “change in control” generally is: (i) the acquisition by any person, other than Gores, of a majority of the equity interests of the Company entitled to vote for members of the Board or equivalent governing body; (ii) a change in the individuals constituting a majority of the Board, or (iii) the consummation of any other transaction involving a significant issuance of the Company’s securities, a change in the Board composition or other material event that the Board determines to be a change in control.

Under the 2005 Plan, a “change in control” generally is: (i) the acquisition by any person of 35% or more of the Company’s outstanding common stock; (ii) a change in the individuals constituting a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation resulting in a change of ownership of more than 50% of the voting securities entitled to vote generally in the election of directors, (iv) a stockholder approved complete liquidation or dissolution of the Company; or (v) the consummation of any other transaction involving a significant issuance of the Company’s securities, a change in the Board composition or other material event that the Board determines to be a change in control.
For the definitions used in NEOs’ employment agreements, please refer to the summaries under the heading “Employment Agreements” which appears below.
Payments Upon Termination
The Company has entered into employment agreements with each of the NEOs in order to promote stability and continuity of management. Under certain employment agreements, NEOs are entitled to cash payments upon various termination scenarios, including upon a change in control, death or disability, termination by the executive for good reason, or termination by the Company without cause. These payments are more particularly described under the table entitled “Potential Payments upon Termination or Change in Control”; the summaries of employment agreements that follow under the heading entitled “Employment Agreements”; and the narrative that follows regarding such payments. The Company does not have any arrangements with its NEOs, written or otherwise, for 280G “gross-up” or similar type payments.
What other factors does the Committee consider when making its decisions regarding compensation to NEOs?
Section 162(m) of the Code, limits the annual tax deduction a Company may take on compensation it pays to the NEOs (other than the CFO in certain instances) to covered pay of $1 million per executive in any given year. The Committee’s general policy is to structure compensation programs that allow the Company to fully deduct the compensation under Section 162(m) requirements. However, the Committee seeks to maintain the Company’s flexibility to meet its incentive and retention objectives, even if the Company may not deduct all of the compensation.
Beginning in 2005, with the adoption of the 2005 Plan by the Board, the Committee has the option to grant RSUs and restricted stock to NEOs. The Committee has retained the right to grant such equity awards because although the amount of RSUs and restricted stock that qualify for a deduction under Section 162(m) may be limited, equity-based awards have the potential to be a significant component of compensation that promotes long-term Company performance and management retention, and strengthens the mutuality of interests between the awardees and stockholders. Stock options granted by the Company are generally intended to qualify for a deduction under Section 162(m).
The Committee also considers the accounting cost and the dilutive effect of equity compensation awards when granting such awards and the impact of Section 409A of the Code relating to deferred compensation. To the extent permitted by the Committee, a participant may elect to defer the payment of RSUs in a manner that is intended to comply with Section 409A of the Code.
With respect to accounting considerations, the Committee examines the accounting cost associated with equity compensation in light of requirements under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (formerly, FASB Statement 123R) (“FASB ASC 718”).
What role does the Committee play in establishing compensation for directors?
The Committee reviews and evaluates compensation for the Company’s non-employee directors on an annual basis, in consultation with its outside legal counsel prior to making a recommendation to the Board. The elements of director compensation and more particulars regarding the elements are described in this proxy statement under the table appearing below the heading “Director Compensation.”

Compensation Committee Report
The Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis which appears above. Based on its review and discussions with management, the Committee recommended to the Board that it approve the inclusion of the Compensation Discussion and Analysis in this proxy statement filed with the SEC.
Submitted by the members of the Compensation Committee:
Michael Nold, Chair
H. Melvin Ming
Emanuel Nunez
Norman J. Pattiz
Mark Stone

SUMMARY COMPENSATION TABLE
The following table and accompanying footnotes set forth the compensation earned, held by, or paid to, each of the Company’s named executive officers for the years ended December 31, 2007, December 31, 2008 and December 31, 2009, respectively. In 2009, the Company instituted cost-reduction measures which included a 15% salary reduction effective April 6, 2009 for each of the NEOs and a 10% salary reduction, along with five unpaid furlough days, for the period from October 19, 2009 to December 28, 2009. The effect of these cost reductions on NEOs’ salaries are reflected in the table below.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred	All Other
				Stock	Option	Incentive Plan	Compensation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)(1)	(e) (2)	(f) (2)	(g)	(h)	(i)(3)	(j)

CURRENT NEOS:
Roderick M. Sherwood, III	2009	$520,892	—	—	—	—	N/A	$	$520,892
President (as of 10/20/08)	2008	$168,462	$15,000	—	$152,700	—	N/A	$115,000	$451,162
and CFO (as of 9/20/08) (4)

Gary Schonfeld	2009	$432,728	—	—	—	—	N/A	—	$432,728
President, Network division (as of 10/20/08) (5)	2008	$96,154	—	—	$56,100	—	N/A	—	$152,254

Steven Kalin	2009	$431,135	—	—	—	—	N/A	—	$431,135
President, Metro Networks division (as of 10/20/08)	2008	$225,962	—	—	$266,050	—	N/A	—	$492,012
and COO (as of 7/7/08) (6)

David Hillman,	2009	$388,021	—	—	—	—	N/A	—	$388,021
CAO, EVP, Business Affairs and GC (7)	2008	$425,000	$33,334	—	$145,950	—	N/A	—	$604,284
	2007	$373,846	$208,333	$134,358	$101,000	—	N/A	—	$817,537

(1)	The Committee did not award bonuses for service in 2008 and 2009.

(2)
The amounts reported in columns (e) and (f) represent the grant date fair value all stock and option awards granted in fiscal 2009, calculated in accordance with FASB ASC 718. For a more detailed discussion of the assumptions used by the Company in estimating fair value, refer to Note 11 (Equity-Based Compensation) of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The vesting terms of the stock awards and option awards reported in the table above are described below.

(3)
The Company does not provide perquisites to its employees, including the named executive officers. Under the terms of his employment agreement, Mr. Pattiz has the right to purchase at any time the Company car he uses at the fair market value as such is reported in the Kelly Blue Book. Prior to April 3, 2009, the Company made a matching contribution of 25% of all employees’ contributions to their 401(k) Plan in an amount not to exceed 6% of an employee’s salary. Such matches were in Company stock, until January 1, 2007, when the Company began making such matches in cash. Employees vest in the “Company match” based on years of service with the Company as follows: 20% for one year of service; 40% for two years of service; 60% for three years of service; 80% for four years of service and 100% for five years of service. On March 24, 2009, the Company announced it would cease making matching contributions to employees’ contributions to their 401(k) Plans, effective April 3, 2009. The values of the Company matching contributions in 2009 were: $1,151, $433, $865 and $1,558, with respect to Messrs. Sherwood, Schonfeld, Kalin and Mr. Hillman, respectively.

(4)
Roderick M. Sherwood, III earned base salary at an annual rate of $600,000 from September 20, 2008 through December 31, 2008 and received a $15,000 signing bonus at the time he entered into his employment agreement. Mr. Sherwood earned base salary at an annual rate of $600,000 for calendar year 2009, which amount was reduced in connection with the cost-reduction measures described above. Prior to his employment by the Company, Mr. Sherwood also received $115,000 from Gores in connection with consulting work rendered to the Company in July-September 2008 in connection with the Metro reengineering plan and other cost initiatives, which amount is included as part of “all other compensation” and not in “salary”.

(5)
Gary Schonfeld earned base salary at an annual rate of $500,000 from October 20, 2008 through December 31, 2008 and for calendar year 2009, which amount was reduced in connection with the cost-reduction measures described above.

(6)
Steven Kalin earned base salary at an annual rate of: (i) $450,000 from July 7, 2008 through October 19, 2008 for services rendered as COO and (ii) $500,000 from October 20, 2008 to December 31, 2009 for services rendered as President, Metro Networks division, which amount was reduced in connection with the cost-reduction measures described above.

(7)
David Hillman earned base salary at an annual rate of $425,000 for calendar year 2008 and his base salary increased to $450,000 on January 1, 2009. He also received a $100,000 retention bonus at the time he entered into the first amendment to his employment agreement effective January 1, 2006, of which $33,333.36 was earned in each of 2006, 2007 and 2008. Mr. Hillman’s salary was also reduced in connection with the cost-reduction measures described above.

GRANTS OF PLAN-BASED AWARDS IN 2009
As discussed elsewhere in this proxy statement, no awards of stock options, restricted stock or RSUs were made to NEOs during the 2009 calendar year. Accordingly, this table which would otherwise provide information for equity compensation awards to the Company’s named executive officers during the year ended December 31, 2009 has been omitted.
The following summary is applicable to the equity compensation awarded in 2008 and 2007 to the NEOs reported in the table entitled “Summary Compensation Table” which appears above.
Vesting
All awards of stock options listed in the “Summary Compensation Table” were granted under the 2005 Plan or the 1999 Plan and vest in equal installments over a three-year period, commencing on the first anniversary of the date of grant. Upon a participant’s termination, all vested stock options remain exercisable as follows, but in no event later than ten years after the grant date: (i) three years in the event of the participant’s retirement; (ii) one year in the event of the participant’s death (in which case the participant’s estate or legal representative may exercise such stock option) or (iii) three months for any other termination (other than for cause) unless negotiated otherwise in an executive’s employment agreement. Under the terms of the 2005 Plan, a participant forfeits any unvested stock options on the date of his termination.
When terms such as participant, termination, retirement, cause and change in control are used for purposes of referring to equity compensation, such have the meaning set forth in the 2005 Plan. A “participant” means a recipient of awards under an equity compensation plan (for purposes of this proxy statement, the employee).

Change in Control Provisions
With respect to all equity compensation awards made under the 2005 Plan (or those issued in March 2008 and thereafter under the 1999 Plan incorporating 2005 Plan terms relating to a change in control), if an employee is terminated without cause during the 24-month period following a change in control, all unvested stock options, restricted stock and RSUs (as described above) shall immediately vest provided an employee is still a participant on that date. As described in the CD&A above, this provision was changed in February 2010 but does not impact any of the awards disclosed in the tables above.
Termination without Cause
Certain equity awards may be subject to modified vesting provisions based on the terms of employment agreements negotiated by and between the Company and certain NEOs, specifically Messrs. Sherwood and Kalin, which terms are described in more detail under the summaries of their respective employment agreements which appear below.
Dividends; Transfer Restrictions; Voting Rights
RSUs and restricted stock accrue dividend equivalents when dividends are paid, if any, on the common stock beginning on the date of grant. Such dividend equivalents are credited to a book entry account, and are deemed to be reinvested in common shares on the date the cash dividend is paid. Dividend equivalents are payable, in shares of common stock, only upon the vesting of the related restricted shares. Until the stock vests, shares of restricted stock and RSUs may not be sold, pledged, or otherwise transferred; however, once a grant of such is made, the holder is entitled to receive dividends thereon (as described above). In the case of restricted stock only (i.e., not RSUs), a holder is entitled to vote the shares once he has been awarded such shares. A holder may not vote shares associated with RSUs until the shares underlying such award have been distributed (which occurs upon vesting, unless the RSUs have been deferred as described below).
Right to Defer; Mandatory Deferral in 2005
A participant may elect to defer receipt of his RSUs in which case shares and any dividend equivalents thereon are not distributed until the date of deferment. A decision to defer must be made a minimum of twelve (12) months prior to the initial vesting date and a participant may choose to defer his award until the last vesting date applicable to such award or his date of termination. In 2005, the deferral of equity compensation awards until a participant’s termination was mandatory. Accordingly, the grants made to all directors on May 19, 2005 and the grants made to Mr. Pattiz in December 2005 were deferred until such individual’s termination. Since the 2005 awards, no grants of equity compensation have been deferred, with the exception of the RSU award made to Mr. Dennis on September 22, 2008. With the exception of deferred awards to Mr. Pattiz, all previously-deferred awards have been distributed as such directors have resigned from the Company.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END
The following table sets forth, on an award-by-award basis, the number of shares covered by exercisable and unexercisable stock options and unvested restricted stock and RSUs outstanding to each of the Company’s NEOs as of December 31, 2009. The following share numbers and prices reflect a 200 for 1 reverse stock split that occurred on August 3, 2009.

	Option Awards (1)					Stock Awards (2)
								Equity
								Incentive	Equity
							Market	Plan	Incentive
							Value	Awards:	Plan
							of	Number	Awards:
			Equity			Number	Shares	of	Payout
			Incentive			of	or	Unearned	Value of
		Number of	Plan Awards:			Shares	Units	Shares,	Unearned
	Number of	Securities	Number of			or Units	of	Units or	Shares,
	Securities	Underlying	Securities			of Stock	Stock	Other	Units or
	Underlying	Unexercised	Underlying			That	That	Rights	Other
	Unexercised	Options	Unexercised	Option		Have	Have	That Have	Rights
	Options	(#)	Unearned	Exercise	Option	Not	Not	Not	That Have
	(#)	Un-	Options	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Exercisable	exercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h) (3)	(i)	(j)

NEOs:
Sherwood	1,000	2,000	—	$98.00	09/17/18	—	$—	—	$—
	250	500	—	36.00	10/20/18	—	—	—	—

Schonfeld	916	1,834	—	$36.00	10/20/18	—	$—	—	$—

Kalin	708	1,417	—	$250.00	7/7/18	—	$—	—	$—
	250	500	—	36.00	10/20/18	—	—	—	—

Hillman	3	—	—	$3,834.00	09/28/10	—	$—	—	$—
	45	—	—	4,292.00	09/20/11	—	—	—	—
	60	—	—	7,038.00	09/25/12	—	—	—	—
	60	—	—	6,038.00	09/30/13	—	—	—	—
	150	—	—	4,100.00	10/05/14	—	—	—	—
	100	25	—	4,194.00	03/14/15	—	—	—	—
	126	43	—	2,854.00	02/10/16	—	—	—	—
	133	67	—	1,234.00	03/13/17	—	—	—	—
	291	584	—	398.00	03/14/18	—	—	—	—
	—	—	—	—	—	21	95	—	—
	—	—	—	—	—	33	149	—	—

(1)	The stock options listed in the table above vest as follows:
•
All stock options listed in the above table granted prior to January 1, 2005 (i.e., with an expiration date on or before December 31, 2014) were granted pursuant to the terms of the 1999 Plan and are subject to five-year vesting terms in equal installments, commencing on the first anniversary of the date of grant.

•
All stock options listed in the table above with an expiration date on or after May 19, 2015 but granted prior to March 14, 2008 were granted pursuant to the terms of the 2005 Plan. Such options vest in equal installments over four years commencing on the first anniversary of the date of grant except for stock options listed in the table above with an expiration date on or after March 13, 2017, all of which have a three-year (not four-year) vesting term.

•
All stock options listed in the table above with an expiration date on or after March 14, 2018 were granted pursuant to the terms of the 1999 Plan (as described elsewhere in this proxy statement) and, as stated in the immediately preceding bullet, vest in equal installments over three years commencing on the first anniversary of the date of grant.

(2)
All stock awards listed in the above table were granted pursuant to the terms of the 2005 Plan and are subject to four-year vesting terms commencing on the first anniversary of the date of grant, except for: (x) stock awards issued in 2007 and later, all of which have a three-year vesting term; and (y) Mr. Hillman’s award of 75 shares of restricted stock awarded in July 2007 which had a two-year vesting term (such award has been adjusted to reflect the 200 for 1 reverse stock split that occurred on August 3, 2009). As discussed elsewhere in this proxy statement, restricted stock granted on February 10, 2006 had an initial vesting date of January 10, 2007 (11 months after the grant date), with subsequent vesting dates tied to the anniversary of the vesting date. The numbers disclosed in column (g) above include all dividend equivalents that have accrued on such shares.

(3)
The value of the awards disclosed in column (h) above is based on a per share closing stock price on NASDAQ for the common stock of $4.50 ($0.0225, if not adjusted for the 200 for 1 reverse stock split that occurred on August 3, 2009) on December 31, 2009 (the last business day of 2009).

OPTIONS EXERCISED AND STOCK VESTED
During the year ended December 31, 2009, none of the Company’s named executive officers exercised any stock options. Shares of restricted stock and RSUs previously awarded to them were acquired as follows:

	Options Awards		Stock Awards
		Value Realized on	Number of Shares	Value Realized on
	Number of Shares	Exercise	Acquired on Vesting	Vesting (1)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

NEOS:
Sherwood	—	—	—	—
Schonfeld	—	—	—	—
Kalin	—	—	—	—
Hillman	—	—	92	$1,008

(1)	Value realized on vesting represents the number of shares acquired on vesting multiplied by the market value of the shares of common stock on the vesting date.
PENSION BENEFITS
None of the Company’s named executive officers are covered by a pension plan or similar benefit plan that provides for payment or other benefits at, following, or in connection with retirement.
NONQUALIFIED DEFERRED COMPENSATION
None of the Company’s named executive officers are covered by a deferred contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. Accordingly, this table which would otherwise provide nonqualified deferred contribution information for the Company’s named executive officers during the year ended December 31, 2009 has been omitted.

Employment Agreements
General
The Company has written employment agreements with each of the NEOs, the material terms of which are set forth below. These summaries do not purport to be exhaustive; in particular, financial terms (e.g., salary, bonus) for years prior to 2009 are not included in the summaries below. You should refer to the actual agreements for a more detailed description of the terms. As indicated below, all of the employment agreements contain non-competition and non-solicitation provisions which extend after the termination of such agreements for the period indicated below.
More detailed terms and provisions of equity compensation held by the following NEOs can be located in the table entitled “Outstanding Equity Awards At 2009 Fiscal Year-End” which appears above.
Defined Terms: Cause, Good Reason, Change in Control
When terms such as “cause,” “good reason” or “cause event” (for Messrs. Sherwood, Schonfeld and Kalin only), or “change in control” are used, for a complete description of such terms, please refer to such NEO’s employment agreement. Generally speaking, with limited exceptions, NEOs are terminable for cause (referred to as a cause event in the case of Messrs. Sherwood, Schonfeld and Kalin) if they have: (1) failed, refused or habitually has neglected to perform their duties, breached a statutory or common law duty or otherwise materially breached their employment agreement or committed a material violation of the Company’s internal policies or procedures; (2) been convicted of a felony or a crime involving moral turpitude or engaged in conduct injurious to the Company’s reputation; (3) become unable by reason of physical disability or other incapacity to perform their duties for 90 continuous days or 120 non-continuous days in a 12-month period (or 180 non-continuous days in a 12-month period with respect to Mr. Sherwood); (4) breached a non-solicitation, non-compete or confidentiality provision; (5) committed an act of fraud, material misrepresentation, dishonesty related to his employment, or stolen or embezzled assets of the Company; or (6) engaged in a conflict of interest or self-dealing. Each of Messrs. Sherwood’s, Schonfeld’s and Kalin’s employment agreement has a “good reason” termination, which is described below. When reference is made to a “change in control,” the 2005 Plan meaning is used, except in the case of Messrs. Sherwood, Schonfeld and Kalin, where clause (i) of the 2005 Plan “change in control” definition instead means: “the acquisition by any person of 50% or more of the outstanding common stock, other than an acquisition by the Company or any Person that controls, is controlled by or is under common control within the Company or other than a ‘non-qualifying business combination” (as defined in the 2005 Plan).
Mr. Sherwood, Chief Financial Officer (effective September 17, 2008) and President (effective October 20, 2008)
•	Term expires on September 17, 2010.
•
Annual salary of $600,000, with potential annual increases of up to 5% in the sole and absolute discretion of the Committee. This salary does not reflect the 15% salary reduction described above which became effective on April 6, 2009 and continues to date.

•	Discretionary annual bonus of up to $400,000 for each of 2009 and 2010 (pro rated for a partial year), in the sole and absolute discretion of the Board or the Committee or their designee.
•	Mr. Sherwood received a signing bonus of $15,000 in 2009 for services rendered in 2008.
•	On February 12, 2010, Mr. Sherwood received an option to purchase 400,000 shares of common stock.
•	Mr. Sherwood is eligible to receive additional equity compensation beginning in 2010 (see above).
•
If Mr. Sherwood continues to be employed by the Company after the term, the agreement is terminable by either party upon 30 days’ written notice (the Company will provide Mr. Sherwood with 90 days’ prior written notice if it does not wish to renew or extend the agreement).

•
Agreement terminates automatically in the event of death; terminable by the Company immediately upon notice of a cause event or upon ten days’ prior written notice in the event of disability; terminable by Mr. Sherwood upon prior written notice (given within 30 days after the event giving rise to the good reason if the Company fails to cure within 30 days after notice) to the Company for good reason.

•	For purposes of Mr. Sherwood’s employment agreement, “good reason” is: (1) a material diminution in his authority or responsibilities; or (2) a material diminution in his base salary.
•
If terminated by the Company for any reason other than for a cause event, or by Mr. Sherwood for good reason, Mr. Sherwood will receive (in addition to Sherwood Accrued Amounts (see next bullet point)): (x) one times his base salary, payable in equal periodic installments for one year following his termination; (y) the pro rata portion of his 2010 discretionary bonus to the extent such termination occurs in 2010; and (z) payment of his premiums by the Company for continued coverage under COBRA for twelve (12) months after his termination, or such earlier time until he ceases to be eligible for COBRA or becomes eligible for coverage under the health insurance plan of a subsequent employer.

•
If terminated for a cause event (with the exception of clause (ii) which shall not apply in such instance) or due to his death or disability, or if Mr. Sherwood terminates without good reason, Mr. Sherwood is entitled solely to the following: (i) his base salary prorated to the date of termination; (ii) any annual bonus earned but not yet paid for any completed full calendar year immediately preceding the date of termination; (iii) reimbursement for any unreimbursed expenses properly incurred through date of termination; and (iv) any entitlement under employee benefit plans and programs (collectively, “Sherwood Accrued Amounts”). If Mr. Sherwood is terminated for a cause event, all equity awards will be forfeited except for exercised stock options.

•
If terminated by the Company for any reason other than for a cause event or by Mr. Sherwood for good reason, each in connection with a change in control, Mr. Sherwood will receive (x) the lesser of: (i) one times his base salary or (ii) his base salary for the duration of the employment term; and (y) the pro rata portion of his 2010 discretionary bonus to the extent such termination occurs in 2010.

•
Non-compete: If Mr. Sherwood is terminated, then for the Restricted Period, Mr. Sherwood may not engage in any Restricted Activity, compete with the Company or its affiliates or solicit employees or customers of the Company or its affiliates. For Mr. Sherwood, the “Restricted Period” is a period equal to: (i) the one year period for which he receives severance after his date of termination if he is terminated for a reason other than for a cause event or he terminates his employment for good reason; or (ii) the original scheduled term of his employment (with shall not be less than 90 days after his termination) if Mr. Sherwood is terminated for a cause event (i.e., cause, by Mr. Sherwood without good reason or by death or disability).

Generally speaking, in the case of Messrs. Sherwood, Schonfeld, Kalin and Hillman, a “Restricted Activity” consists of: (i) providing services to a traffic, news, sports, weather or other information report gathering or broadcast service or to a radio network or syndicator, or any direct or indirect competitor of the Company or its affiliates; (ii) soliciting client advertisers of the Company or its affiliates and dealing with accounts with respect thereto; (iii) soliciting such client advertisers to enter into any contract or arrangement with any person or organization to provide traffic, news, weather, sports or other information report gathering or broadcast services or national or regional radio network or syndicated programming; or (iv) forming or providing operational assistance to any business or a division of any business engaged in the foregoing activities.
Mr. Schonfeld, President, Network division (effective October 20, 2008)
•	Term expired on October 20, 2009.
•	Annual salary of $500,000 (not including the 15% salary reduction).
•	Discretionary annual bonus of up to $500,000 (pro rated for any partial calendar year), in the sole and absolute discretion of the Board or the Committee or their designee.
•	On February 12, 2010, Mr. Schonfeld received an option to purchase 200,000 shares of common stock.
•
As Mr. Schonfeld continues to be employed by the Company after the stated term, the agreement is terminable by either party upon 45 days’ written notice (either party will provide the other party with 45 days’ prior written notice if it does not wish to renew or extend the agreement).

•
Agreement terminates automatically in the event of death; terminable by the Company immediately upon notice of a cause event or upon ten days’ prior written notice in the event of disability; terminable by Mr. Schonfeld upon prior written notice (given within 30 days after the event giving rise to the good reason if the Company fails to cure within 30 days after notice) to the Company for good reason.

•	For purposes of Mr. Schonfeld’s employment agreement, “good reason” is: (1) a material diminution in his authority or responsibilities; or (2) a material diminution in his base salary.
•
If terminated by the Company for any reason other than for a cause event, or by Mr. Schonfeld for good reason, Mr. Schonfeld will receive (in addition to Schonfeld Accrued Amounts (see next bullet point)) his remaining base salary for the duration of the employment term, payable in equal periodic installments.

•
If terminated for a cause event or due to his death or disability, or if Mr. Schonfeld terminates without good reason, Mr. Schonfeld is entitled solely to the following: (i) his base salary prorated to the date of termination; (ii) reimbursement for any unreimbursed expenses properly incurred through date of termination; and (iii) any entitlement under employee benefit plans and programs (collectively, “Schonfeld Accrued Amounts”). If Mr. Schonfeld is terminated for a cause event, all equity awards will be forfeited except for exercised stock options.

•
Non-compete: If Mr. Schonfeld is terminated, then for the Restricted Period, Mr. Schonfeld may not engage in any Restricted Activity, compete with the Company or its affiliates or solicit employees or customers of the Company or its affiliates. For Mr. Schonfeld, the “Restricted Period” is a period equal to: (i) the period for which he receives severance after his date of termination if he is terminated for a reason other than for a cause event or he terminates his employment for good reason; or (ii) the original scheduled term of his employment (with shall not be less than 90 days after his termination) if Mr. Schonfeld is terminated for a cause event (i.e., cause, by Mr. Schonfeld without good reason or by death or disability).

Mr. Kalin, COO (effective July 7, 2008) and President, Metro Networks division (effective October 20, 2008)
•	Term expires on July 7, 2011.
•	Annual salary of $500,000 (not including the 15% salary reduction).
•	Discretionary annual bonus of up to $450,000 (pro rated for any partial calendar year), in the sole and absolute discretion of the Board or the Committee or their designee.
•	On February 12, 2010, Mr. Kalin received an option to purchase 200,000 shares of common stock.
•
If Mr. Kalin continues to be employed by the Company after the term, the agreement is terminable by either party upon 30 days’ written notice (the Company will provide Mr. Kalin with 90 days’ prior written notice if it does not wish to renew or extend the agreement).

•
Agreement terminates automatically in the event of death; terminable by the Company immediately upon notice of a cause event or upon ten days’ prior written notice in the event of disability; terminable by Mr. Kalin upon prior written notice (given within 30 days after the event giving rise to the good reason) to the Company for good reason.

•	For purposes of Mr. Kalin’s employment agreement, “good reason” is: (1) a material diminution in his authority or responsibilities; or (2) a material diminution in his base salary or title.
•
If terminated by the Company in connection with a change in control, Mr. Kalin will receive (in addition to Kalin Accrued Amounts (see next bullet point)) the lesser of: (i) two times his base salary or (ii) his base salary for the duration of the employment term, payable in equal periodic installments.

•
If terminated for a cause event (with the exception of clause (ii) which shall not apply in such instance) or due to his death or disability, or if Mr. Kalin terminates without good reason, Mr. Kalin is entitled solely to the following: (i) his base salary prorated to the date of termination; (ii) any annual discretionary bonus earned but upaid for any completed calendar year immediately preceding the date of termination; (iii) reimbursement for any unreimbursed expenses properly incurred through date of termination; and (iv) any entitlement under employee benefit plans and programs (collectively, “Kalin Accrued Amounts”). If Mr. Kalin is terminated for a cause event, all equity awards will be forfeited except for exercised stock options.

•
If terminated by the Company by the Company for any reason other than for a cause event in the second or third year of his employment term or by Mr. Kalin for good reason, Mr. Kalin will receive: (i) two times his base salary if terminated in the second year of his employment term or (ii) one times his base salary if terminated in the third year of his employment term.

•
Non-compete: If Mr. Kalin is terminated, then for the Restricted Period, Mr. Kalin may not engage in any Restricted Activity, compete with the Company or its affiliates or solicit employees or customers of the Company or its affiliates. For Mr. Kalin, the “Restricted Period” is a period equal to: (i) the period for which he receives severance after his date of termination if he is terminated for a reason other than for a cause event or he terminates his employment for good reason; or (ii) the original scheduled term of his employment (with shall not be less than 90 days after his termination) if Mr. Kalin is terminated for a cause event (i.e., cause, by Mr. Kalin without good reason or by death or disability).

Mr. Hillman, Chief Administrative Officer; EVP, Business Affairs and General Counsel
•	Term expired on December 31, 2009.
•	Annual salary of $450,000 (not including the 15% salary reduction).
•	No discretionary annual bonus specified for 2009.
•	On February 12, 2010, Mr. Hillman received an option to purchase 150,000 shares of common stock.
•	Terminable automatically upon Mr. Hillman’s death or loss of legal capacity.
•	As Mr. Hillman continues to be employed by the Company after the stated term, the agreement is terminable by either party upon 90 days’ written notice.
•	In the event of termination without cause, Mr. Hillman will receive his base salary for the remainder of the term and any earned but unpaid discretionary bonus.
•
If Mr. Hillman is terminated for cause or upon death or loss of legal capacity, Mr. Hillman shall be entitled to his base salary through the date of termination and any entitlement under Company benefit plans and programs.

•
Non-compete: If Mr. Hillman is terminated, he may not engage in any Restricted Activity, compete with the Company or its affiliates or solicit employees or customers of the Company or its affiliates for a period of one year from and after the term.

Potential Payments upon Termination or Change in Control
The Company has employment agreements with Messrs. Sherwood and Kalin that require it to make payments upon a change in control as described below. We have included a table setting forth the amounts of various payments for convenience. The table should be reviewed with the narrative that follows for a more complete description of such amounts.

Potential Payments upon Termination or Change in Control Pursuant to Employment Agreements
(assuming a termination occurred on December 31, 2009)

Name	Termination Scenario	Amount Payable (A)	Equity Compensation (1)

Sherwood	For Cause; Not Good Reason;	Accrued (but unpaid)
	Death/Disability	salary/benefits (3)	—
	Without Cause; For Good Reason	$612,425 (4)	$0
	Change in Control (2)	$427,397 (4)	$0 (all outstanding
equity awards vest
upon termination)

Schonfeld	For Cause; Not Good Reason;	Accrued (but unpaid)
	Death/Disability	salary/benefits	—
	Without Cause; For Good Reason	Accrued (but unpaid)	—
salary/benefits
	Change in Control (2)	—	$0 (all outstanding
equity awards vest
upon termination)

Kalin	For Cause; Not Good Reason;	Accrued (but unpaid)
	Death/Disability	salary/benefits (3)	—
	Without Cause; For Good Reason	$1,000,000	$0
	Change in Control (2)	$757,534	$0 (all outstanding
equity awards vest
upon termination)

Hillman	For Cause; Not Good Reason;	Accrued (but unpaid)
	Death/Disability	salary/benefits	—
	Without Cause	Accrued (but unpaid)	—
salary/benefits
	Change in Control (2)	—	$243 (all outstanding
equity awards vest
upon termination)

(A)	All amounts are based on salary rates set forth in the employment agreements and do not give effect to salary reductions enacted in 2009 as described in this proxy statement.

(1)
The values ascribed to equity compensation awards and listed in the table above as well as in the paragraphs below relating to payments to NEOs upon different termination events are the actual value to the executive if such had been paid on the last business day of 2009, which is different than the theoretical value at grant for equity awards. Stock options only have value to an executive if the stock price of the Company’s common stock increases after the date the stock options are granted, and such value is measured by the increase in the stock price (which is the value shown in the table above). This is different from the values listed in the compensation tables above (i.e., Summary Compensation Table, Outstanding Equity Awards at 2009 Fiscal Year-End, Options Exercised and Stock Vested) which represent the grant date fair value, computed in accordance with FASB ASC 718.

(2)
As described elsewhere in this proxy statement, pursuant to the terms of the 2005 Plan, the equity compensation of any employee (including NEOs) terminated within 24 months of a change in control will vest immediately upon his/her termination. In the case of Messrs. Sherwood, Schonfeld and Kalin, amounts (other than those listed for equity compensation as described above) are payable only upon if a NEO is terminated in connection with a change in control. All stock options held by NEOs are currently underwater and accordingly, have no value. Mr. Hillman, unlike Messrs. Sherwood, Schonfeld and Kalin, owns restricted stock and/or RSUs which have the value indicated above based on a per share closing stock price on NASDAQ of $4.50 ($0.0225, if not adjusted for the 200 for 1 reverse stock split that occurred on August 3, 2009) on December 31, 2009 (the last business day of 2009).

(3)
Such includes in the case of Mr. Sherwood and Mr. Kalin only, any annual discretionary bonus earned for any completed calendar year of employment but not yet paid at the time of termination except with respect to a termination due to a cause event.

(4)	Includes $12,425 associated with 12 months of COBRA coverage.
Payments upon Change in Control
Change in Control — Mr. Sherwood
If, in connection with a change in control (as defined in the 2005 Plan), Mr. Sherwood had been terminated on December 31, 2009, Mr. Sherwood would have received $427,397 (his base salary for the remainder of the stated term) payable in accordance with the Company’s normal payroll practices, and any unvested portion of the equity compensation awarded to Mr. Sherwood prior thereto (i.e., stock options to purchase 3,750 shares in the aggregate; such award has been adjusted to reflect the 200 for 1 reverse stock split that occurred on August 3, 2009) would have vested immediately upon the effective date of termination.
Change in Control — Mr. Kalin
If, in connection with a change in control (as defined in the 2005 Plan), Mr. Kalin had been terminated on December 31, 2009, Mr. Kalin would have received $757,534 (his base salary for the remainder of the stated term) payable in accordance with the Company’s normal payroll practices, and any unvested portion of the equity compensation awarded to Mr. Kalin prior thereto (i.e., stock options to purchase 2,875 shares in the aggregate; such award has been adjusted to reflect the 200 for 1 reverse stock split that occurred on August 3, 2009) would have vested immediately upon the effective date of termination.
Change in Control — All NEOs
If a change in control occurred and any of Messrs. Sherwood, Schonfeld, Kalin and Hillman was terminated in connection therewith within a twenty-four month period, each individual’s outstanding unvested options, restricted stock and RSUs granted under the 2005 Plan (or the 1999 Plan if such grants were made in or after March 2008 in accordance with certain terms of the 2005 Plan) would immediately vest. Assuming such change in control and termination occurred on December 31, 2009 (the last business day of the year), the value of the equity compensation payable to each of Messrs. Sherwood, Schonfeld, Kalin and Hillman would be: $0, $0, $0 and $243, respectively. All such values are based on a per share closing stock price on NASDAQ for the common stock of $4.50 ($0.0225, if not adjusted for the 200 for 1 reverse stock split that occurred on August 3, 2009) on December 31, 2009 (the last business day of 2009). Of the foregoing values for Messrs. Sherwood, Schonfeld, Kalin and Hillman, none is ascribed to the stock options held by such individuals as all of the options held by such NEOs are “underwater” (i.e., the exercise price of such stock options exceed the current common stock price).
Payments upon Disability or Death
As part of the Company’s employment agreement with its NEOs, the following terms are in effect in the event of such officer’s disability or death. In the event of death or disability, the NEOs would be entitled to the following payments:
•
Messrs. Sherwood, Schonfeld, Kalin and Hillman. In the event of their death or disability, each of Messrs. Sherwood, Schonfeld, Kalin and Hillman (or their estates in the case of death) are entitled to any accrued and unpaid salary and any then entitlement under employee benefit plans and stock options, subject to reduction for any disability payments made under the Company’s policies.

Payments upon Termination Without Cause or For Good Reason
If any NEO were terminated without cause or terminated for good reason on December 31, 2009, as applicable on December 31, 2009, the following amounts would be payable by the Company:
•
Mr. Sherwood: $612,425 (one times his base salary plus $12,425 associated with 12 months of COBRA coverage) payable in accordance with the Company’s normal payroll practices, and Mr. Sherwood would be entitled to receive Company payment of his premiums for continued coverage under COBRA for 12 months after his termination. Assuming a termination without cause occurred on December 31, 2009 (the last business day of the year), the value of the equity compensation payable to Mr. Sherwood would be $0 (as Mr. Sherwood only owned stock options which were underwater as of December 31, 2009).

•
Mr. Kalin: $1,000,000 (his base salary for two years) payable in accordance with the Company’s normal payroll practices. Assuming a termination without cause occurred on December 31, 2009 (the last business day of the year), the value of the equity compensation payable to Mr. Kalin would be $0 as the stock options held by Mr. Kalin as of December 31, 2009 were underwater.

DIRECTOR COMPENSATION
The following table sets forth the compensation for the Company’s directors who served during the year ended December 31, 2009.

					Change in
					Pension
	Fees			Non-Equity	Value and
	Earned or			Incentive	Nonqualified
	Paid in	Stock	Option	Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Current directors:
Bronstein (1)	$—	$—	$—	$—	$—	$—	$—
Gimbel (1)	$—	$—	$—	$—	$—	$—	$—
Honour (1)	$—	$—	$—	$—	$—	$—	$—
Ming	$92,500	$—	$—	$—	$—	$—	$92,500
Nold (1)	$—	$—	$—	$—	$—	$—	$—
Nunez	$54,375	$—	$—	$—	$—	$—	$54,375
Page (1)	$—	$—	$—	$—	$—	$—	$—
Pattiz (2)	$—	$—	$—	$—	$—	$—	$—
Stone (1)	$—	$—	$—	$—	$—	$—	$—
Wuensch	$32,500	$—	$—	$—	$—	$—	$32,500
Former directors: (3)
Carnesale	$65,625	$—	$—	$—	$—	$—	$65,625
Dennis	$84,375	$—	$—	$—	$—	$—	$84,375
Little	$76,875	$—	$—	$—	$—	$—	$76,875
Smith	$58,750	$—	$—	$—	$—	$—	$58,750
Weingarten	$—	$—	$—	$—	$—	$—	$—

(1)
As reflected above, as employees of Gores Radio Holdings, LLC (or its affiliate Glendon Partners), Messrs. Bronstein, Gimbel, Honour, Nold, Page and Stone do not receive equity compensation for their services as directors of the Company and since the Refinancing closed on April 23, 2009, they have also not received cash for their services. Prior to April 23, 2009, cash fees of $180,000 were paid to The Gores Group, LLC for the services of the Gores directors in 2008 and 2009. Of such amount, $75,000 was for services rendered by the Gores directors in 2009.

(2)	As an employee of the Company, Mr. Pattiz does not receive compensation in addition to that specified in his employment agreement for acting as a director.

(3)
Messrs. Carnesale, Dennis, Little and Smith resigned from the Board on April 23, 2009 in connection with the closing of the Company’s Refinancing. Mr. Weingarten resigned on December 4, 2009 in connection with his resignation from The Gores Group, LLC.

On April 23, 2009, several directors resigned in connection with the Company’s Refinancing, which constituted a change in control under the terms of the 2005 Plan as described in the section entitled “Terms of Vesting” above. In connection with the change in control, all of the equity awards held by the resigning directors vested on April 23, 2009, the date of the change in control. This also included all equity compensation previously awarded to, and deferred by, the directors, except that in the case of Mr. Pattiz, who deferred certain equity compensation in 2005, while such equity awards have vested in their entirety, Mr. Pattiz will not receive such awards until the date of his termination pursuant to the terms of the 2005 Plan. As a result of the foregoing, no unvested stock awards or unvested stock options is reflected in the table presented below as no unvested equity awards are held by directors (who served in 2009) as of December 31, 2009.
The table below sets forth information regarding the amount of outstanding stock options granted to the listed directors and held as of December 31, 2009. With the exception of Mr. Pattiz, no director holds vested, unexercised stock options.

Name	Stock Awards	Stock Options
Pattiz	—	2,188
General. The Committee reviews and evaluates compensation for the Company’s non-employee directors on an annual basis, in consultation with its outside compensation adviser (until April 23, 2009 as described in more detail above) and the Board prior to making a recommendation to the Board. The Board then considers the recommendation of the Committee and generally approves such recommendation at the Board meeting held directly after the Company’s annual meeting of stockholders.
Fees (2009). In 2009, directors of the Company who are not officers received $5,000 per meeting attended for their services as directors and $1,875 per meeting attended for their services as committee members. Directors of the Company who served as chairs of the Audit Committee, Compensation Committee and Nominating & Governance Committee (until such was disbanded on April 23, 2009) received $15,000, $10,000 and $10,000, respectively, for their services as the chairs of such committees. As described above, Gores directors were compensated for their services as directors until April 23, 2009, when the Refinancing closed. As a result, Mr. Bronstein did not receive any cash compensation for his service as Chair of the Audit Committee. Additionally, no payments have been made to Chairpersons since April 23, 2009.
Fees (2010). In 2010, the Company moved to a retainer fee structure to compensate its directors. Effective January 1, 2010, directors will be compensated: (x) $35,000 a year for their services as directors in addition to (y) $1,500 per in-person Board or committee meeting attended and (z) $1,000 per telephonic Board or committee meeting attended. Audit Committee members will receive a $10,000 annual retainer and the Chair of the Audit Committee will receive an additional $15,000 for services rendered. Compensation Committee members will receive a $5,000 annual retainer and the Chair of the Compensation Committee will receive an additional $10,000 for services rendered.
Equity Compensation:
Annual Grant.
2009. Beginning with the adoption of the 2005 Plan until the Refinancing that occurred on April 23, 2009, newly appointed directors who were not officers received a mandatory grant of $150,000 in value of RSUs on the date of their appointment and directors of the Company who were not officers received a mandatory grant of $100,000 in value of RSUs each year, typically on the date of the Company’s annual meeting of stockholders. The terms of the awards are governed by the terms of the 2005 Plan. In connection with the Refinancing, the Board adopted a resolution that directors will no longer receive automatic annual grants of equity compensation.

2010. As part of the change to Board fees described above, effective January 1, 2010, directors will once again receive annual awards of RSUS valued in an amount of $35,000. The terms of the awards will be governed by the terms of the 2010 Plan. Such RSUs will be granted on July 30, 2010, the date of the annual stockholder meeting.
Dividends; Vesting.
2009. Recipients of RSUs are entitled to receive dividend equivalents on the RSUs (subject to vesting) when and if the Company pays a cash dividend on its common stock. RSUs awarded to outside directors, vest over a three-year period in equal one-third increments on the first, second and third anniversary of the date of the grant, subject to the director’s continued service with the Company. Directors’ RSUs vest automatically, in full, upon a change in control or upon their retirement, as defined in the 2005 Plan. RSUs are payable to outside directors in shares of the common stock.
2010. RSUs awarded to outside directors will vest over a two-year period in equal one-half increments on the first and second anniversary of the date of the grant, subject to the director’s continued service with the Company. Directors’ RSUs will vest automatically, in full, upon a change in control or upon their retirement, as defined in the 2010 Plan.
Waivers of Compensation
Mr. Pattiz does not receive any additional remuneration for his service as a director of the Company. Directors of the Company who are/were employed by Gores and/or its affiliates (e.g., Glendon Partners), more specifically Messrs. Bronstein, Gimbel, Honour, Nold, Stone and Weingarten, receive(d) cash compensation only until the time the Refinancing closed on April 23, 2009.
Compensation Committee Interlocks and Insider Participation
From January 1, 2009 to April 23, 2009, the Compensation Committee was comprised solely of independent outside directors, Messrs. Ming (Chair), Dennis and Smith. The Company had no interlocking relationships or other transactions involving any of the aforementioned Committee members that are required to be reported pursuant to applicable SEC rules. Effective April 23, 2009, the Compensation Committee was reconstituted so that such is comprised of two independent outside directors, Messrs. Ming and Nunez; two Gores designees, Messrs. Nold and Stone; and the Company’s founder and Chairman, Mr. Pattiz. With the exception of Mr. Pattiz, Board Chairman, and Mr. Stone, Vice-Chairman of the Board, none of the members of the Committee served as an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2009. There were no material transactions between the Company and any of the members of the Committee during the fiscal year ended December 31, 2009, although Mr. Pattiz and the Company negotiated and subsequently entered into an amendment to Mr. Pattiz’s employment agreement on June 15, 2009. None of the Company’s executive officers serves as a member of the Board or the Committee, or committee performing an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Committee.

PROPOSAL 1 — ELECTION OF CLASS I DIRECTORS
At the annual meeting, holders of common stock will elect four Class I directors. Each Class I director will serve for three-year terms, until their successors are elected and qualified. The Board has nominated Andrew P. Bronstein, Michael F. Nold, Norman J. Pattiz and Mark Stone, to serve three-year terms ending in 2013. All nominees currently serve as Class I directors of the Company. Unless otherwise indicated on any proxy, the persons named as proxy voters on the enclosed proxy card intend to vote the stock represented by each proxy to elect these nominees. The nominees are willing to serve as directors, but should any or all refuse to or be unable to serve, the named proxy holders will vote for one or more other persons nominated by the Board.
The election of Messrs. Bronstein, Nold, Pattiz and Stone will require the affirmative vote of a majority of the votes entitled to be cast and represented in person or by proxy at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ANDREW P. BRONSTEIN, MICHAEL F. NOLD, NORMAN J. PATTIZ AND MARK STONE AS CLASS I DIRECTORS.
PROPOSAL 2 — ELECTION OF CLASS II DIRECTORS
At the annual meeting, holders of common stock will elect three Class II directors, which directors would have been up for election if the Company had held an annual stockholders meeting in 2009. Each Class II director will serve for two-year terms, until their successors are elected and qualified. The Board has nominated Jonathan I. Gimbel, Scott M. Honour and Ronald W. Wuensch, to serve two-year terms ending in 2012 (2012 is the year the term of the Class II directors would have expired had they been elected in 2009). All nominees currently serve as Class II directors of the Company. Unless otherwise indicated on any proxy, the persons named as proxy voters on the enclosed proxy card intend to vote the stock represented by each proxy to elect these nominees. The nominees are willing to serve as directors, but should any or all refuse to or be unable to serve, the named proxy holders will vote for one or more other persons nominated by the Board.
The election of Messrs. Gimbel, Honour and Wuensch will require the affirmative vote of a majority of the votes entitled to be cast and represented in person or by proxy at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF JONATHAN I. GIMBEL, SCOTT M. HONOUR AND RONALD W. WUENSCH AS CLASS II DIRECTORS.
PROPOSAL 3 — APPROVAL OF THE WESTWOOD ONE, INC. 2010 EQUITY COMPENSATION PLAN
Our stockholders are being asked to approve an amendment and restatement of the Company’s 2005 Equity Compensation Plan (the “2005 Plan”), which has been renamed the 2010 Equity Compensation Plan (the “2010 Plan”). The purpose of the 2010 Plan is to enable the Company to offer employees, consultants, officers and non-employee directors equity based and cash awards. We believe this will help us attract, retain and reward our employees, consultants, officers and non-employee directors, and strengthen the mutuality of interests between such individuals and the Company’s stockholders.
The 2005 Plan was initially adopted by the Board on March 15, 2005 and thereafter approved by stockholders on May 19, 2005. The Board unanimously approved the 2010 Plan on, and effective as of, February 12, 2010 (the “Restatement Date”), subject to stockholder approval. The 2010 Plan generally incorporates the provisions of the 2005 Plan and includes the following key modifications:
•
Increase of the aggregate share reserve. The current aggregate share reserve will be increased by an additional 2,620,311 shares for a total share reserve of 2,650,000 shares under the 2010 Plan (which includes, without limitation, 29,689 shares that were authorized for issuance under the 2005 Plan prior to the Restatement Date). The 2010 Plan will continue to maintain a “fungible share limit” where each share of common stock subject to full value awards (e.g., restricted stock, performance awards, restricted stock units or deferred stock) will be counted as three shares against the aggregate share reserve under the 2010 Plan. The Board believes that stock ownership by employees, consultants, officers and directors provides performance incentives and fosters long-term commitment to our benefit and the benefit of our stockholders and that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success.

•
Avoidance of liberalized share counting. To protect our stockholders’ interests and to reflect corporate governance best practices, the 2010 Plan clarifies that the total number of shares of common stock available for awards will be reduced by (i) the total number of stock options or stock appreciation rights exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of common stock used to pay any exercise price or tax withholding obligation, and provides that the Company may not use the cash proceeds it receives from option exercises to repurchase shares of common stock on the open market for reuse under the 2010 Plan.

•
Revised limit for performance based awards. In connection with the increase of the aggregate share reserve, the 2010 Plan provides that the maximum number of shares subject to an option, stock appreciation right or any equity-based award that is intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code that may be granted to an individual during any one- year period cannot exceed 1,000,000, of which up to 350,000 may be used for restricted stock, restricted stock units and equity-based performance awards that are intended to be “performance-based compensation.” Under the 2005 Plan, the limit was 1,500,000 shares during any three-year period, of which up to 500,000 could used for restricted stock, restricted stock units and equity-based performance awards.

•
Change in control provisions. The change in control definition has been modified under the 2010 Plan to generally conform to the change in control definition under the Securities Purchase Agreement, dated as of April 23, 2009, by and among the Company and the other parties thereto, in order to provide consistency among the different documents maintained by the Company. In addition, the 2010 Plan provides that, unless otherwise determined at grant, awards will not vest upon a change in control and it deletes the 2005 Plan provisions that required that awards would become fully vested and the restrictions thereon would lapse (i) upon a change in control with respect to awards granted to non-employee directors and (ii) upon a termination of service without cause during the 24 month period following a change in control with respect to awards granted to all other participants.

•	Term Extension. The term of the 2010 Plan has been extended until February 12, 2020 (currently the 2005 Plan is scheduled to expire on May 19, 2015).
Our stockholders are also being requested to re-approve the Section 162(m) performance goals under the 2010 Plan so that certain incentive awards granted under the 2010 Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of publicly-held companies. Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years. If stockholders do not re-approve the Section 162(m) performance goals at the 2010 Annual Meeting, then no awards granted under the 2010 Plan after the annual meeting will qualify as exempt performance-based compensation under Section 162(m) of the Code until such approval is obtained or stockholders approve other designated performance criteria.
The Company anticipates filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of common stock to be included in the aggregate share reserve under the 2010 Plan as soon as practicable following stockholder approval of the 2010 Plan.

The Board recommends that stockholders approve the amendment and restatement of the 2005 Plan, renamed as the 2010 Equity Compensation Plan, including, without limitation, the Section 162(m) performance goals thereunder. If the requisite stockholder approval of the 2010 Plan is not obtained, the 2010 Plan will not take effect, all provisions of the 2005 Plan will remain effective and no awards granted under the 2005 Plan after the 2010 Annual Meeting will qualify as exempt performance-based compensation under Section 162(m) of the Code until the Section 162(m) performance goals, or other designated performance criteria, are approved by the stockholders.
The following description of the 2010 Plan is only a summary and is qualified in its entirety by reference to the 2010 Plan, a copy of which is attached as Annex A to this Proxy Statement.
Administration
The 2010 Plan is administered by the Compensation Committee or such other persons or committee or subcommittee to which the Compensation Committee has delegated any authority that consists solely of directors serving on the Board (for purposes of this Proposal 4, the “Committee”). With respect to awards intended to satisfy the exemption for performance-based compensation under Section 162(m) of the Code or the exemption from the short-swing profit recovery rules under Rule 16b-3 under the Exchange Act, the Committee consists of two or more non-employee directors, each of whom is intended to be a non-employee director under Rule 16b-3 under the Exchange Act, an outside director under Section 162(m) of the Code and an independent director for purposes of the applicable national securities exchange rules. The Board may act as the Committee with respect to the application of the 2010 Plan to non-employee directors.
The Committee has the full power and authority to interpret and administer the 2010 Plan, to select the persons to whom awards will be granted, to determine the types of awards granted and the number of shares of common stock to be covered by each award, to establish the terms and conditions of individual awards which will be set forth in written agreements consistent with the 2010 Plan, and to make such other determinations and take any other action that it deems appropriate for the proper administration of the 2010 Plan.
Awards under the 2010 Plan may not be made on or after the 10-year anniversary of the Restatement Date (i.e., February 12, 2020), but awards granted prior to such date may extend beyond that date, except that awards (other than stock options or stock appreciation rights) that are intended to be “performance-based” under Section 162(m) of the Code will not be made on or after the first stockholder meeting that occurs in the fifth year following the year in which the stockholders approve the performance goals set forth in the 2010 Plan unless prior to such meeting the performance goals set forth in the 2010 Plan are re-approved (or other designated performance criteria are approved) by the stockholders.
Eligibility and Types of Awards
Under the 2010 Plan, employees, consultants, officers and non-employee directors of the Company and its affiliates are eligible to receive the following types of discretionary awards: stock options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance awards and any other rights or interests relating to common stock (including deferred stock units and dividend equivalent rights). Eligibility for awards under the 2010 Plan is determined by the Committee, in its sole discretion. As of June 3, 2010, there are 1,585 employees (including 6 officers), 2 consultants and 9 non-employee directors who are eligible to participate in the 2010 Plan.
Available Shares
A maximum of 2,650,000 shares of common stock may be issued or used for reference purposes under the 2010 Plan (which includes shares of common stock that were authorized for issuance under the 2005 Plan prior to the Restatement Date). For purposes of this limit, each share of common stock issued pursuant to an award of restricted stock, performance-based awards, restricted stock units or deferred stock units will count as three shares. The number of shares of common stock available for awards under the 2010 Plan will be reduced by the total number of stock options or stock appreciation rights exercised (regardless of whether the shares of common stock underlying such awards are not actually issued as the result of net settlement), any shares of common stock used to pay any exercise price or tax withholding obligation with respect to any award, and any shares of common stock repurchased in the open market with the proceeds of a stock option exercise. In addition, the Company may not use the cash proceeds it receives from option exercises to repurchase shares of common stock on the open market for reuse under the 2010 Plan.

The maximum number of shares subject to an option, stock appreciation right or any equity-based award that is intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code that may be granted to an individual during any one year period cannot exceed 1,000,000, of which up to 350,000 may be used for restricted stock, restricted stock units and equity-based performance awards that are intended to be “performance-based compensation.” With respect to non-equity based performance awards settled in cash that are intended to be “performance-based compensation,” the maximum amount that may be paid to a participant during each fiscal year with respect to such awards is $5,000,000.
The Committee may, in accordance with the terms of the 2010 Plan, make appropriate adjustments to the number of shares available for the grant of awards and the terms of outstanding awards to reflect any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure.
If an award expires, is forfeited or become unexercisable for any reason without having been exercised or nonforfeitable in full, the unpurchased or unvested shares of common stock under such award will become available for future grant under the 2010 Plan.
Awards under the 2010 Plan
Stock Options. Options may be in the form of incentive stock options (“ISOs”) or non-qualified stock options, but options granted to non-employee directors and employees of its subsidiaries that do not qualify as a “subsidiary corporation” (within the meaning of Section 424 of the Code) may only be non-qualified stock options. The Committee will determine the number of shares of common stock subject to each option, the term of each option (which may not exceed 10 years, or five years in the case of an ISO granted to a 10% stockholder), the exercise price, any vesting schedule and the other material terms of each option. No option may have an exercise price less than the fair market value of the common stock at the time of grant (or, in the case of an ISO granted to a 10% stockholder, 110% of fair market value).
Unless otherwise determined at grant, options granted to an employee or consultant are subject to the following terms: (i) the options vest in accordance with the vesting schedule determined by the Committee; and (ii) upon termination all then vested options remain exercisable as follows, subject to the original stated term of the option: (1) three years in the event of retirement; (2) one year in the event of death (in which case the participant’s estate or legal representative may exercise such option); or (3) three months for any other termination (other than for cause).
Unless otherwise determined at grant, options granted to a non-employee director are subject to the following terms: (i) options vest one-third on each anniversary of the grant date if the participant remains a director on each applicable vesting date; (ii) all outstanding options immediately vest upon retirement, failure to be re-elected or death; and (iii) upon termination all then vested options remain exercisable as follows, subject to the original stated term of the option: (1) five years in the event of retirement; or (2) one year in the event of death (in which case the participant’s estate or legal representative may exercise such option), voluntary resignation that is not considered retirement or failure to be re-elected.
Upon a participant’s termination for cause, all outstanding options (whether vested or unvested) terminate.
Upon the exercise of an option, the optionholder must make payment of the full exercise price, either: (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law and the Committee, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly an amount equal to the aggregate purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including the relinquishment of options or payment in shares of common stock owned by the optionholder based on the fair market value of the common stock on the payment date as determined by the Committee).

Stock Appreciation Rights (“SARs”). A SAR is a right to receive a payment either in cash, common stock and/or other property equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share of the SAR. The Committee will determine the terms and conditions of SARs at the time of grant. A SAR granted together with an option will be exercisable only at such time and to the extent of the related option and will terminate and no longer be exercisable upon the termination or exercise of the related option. A SAR granted alone will not have an exercise price less than the fair market value of a share of common stock on the date of grant or a term greater than ten years.
Restricted Stock. Recipients of restricted stock awards enter into an agreement with the Company subjecting the restricted stock awards to transfer and other restrictions and providing the criteria or dates on which such restrictions lapse. Except as otherwise provided in an award agreement, the recipient generally has the rights of a stockholder with respect to the shares of restricted stock, including the right to receive or reinvest dividends and to vote the shares of restricted stock. Restricted stock may vest over time, based upon the attainment of performance goals or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee at grant. Restricted stock may be granted for no cash consideration or for such minimum consideration as may be required by applicable law. Unless otherwise determined by the Committee at grant, upon a participant’s termination all unvested restricted stock will be forfeited.
Restricted Stock Units. A restricted stock unit is a unit of measurement equivalent to one share of common stock that becomes nonforfeitable upon satisfying certain terms and conditions, as determined by the Committee. A restricted stock unit does not have any of the attendant rights of a stockholder, except it may have certain dividend rights as specified in the grant. A restricted stock unit may be distributed in common stock, cash and/or other property as determined by the Committee. Restricted stock units may vest over time, based upon the attainment of performance goals (with a measurement date no earlier than the first anniversary of the date of the award) or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee at grant. Restricted stock units may be granted for no cash consideration or for such minimum consideration as may be required by applicable law. Unless otherwise determined by the Committee at grant, restricted stock units will have a vesting period of not less than one year.
Performance Awards. A performance award is a right to receive common stock, cash and/or other property that, unless otherwise determined by the Committee, is granted, vests and/or becomes exercisable based upon the attainment of performance goals (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis in a manner intended to comply with Section 409A of the Code
Other Awards. The 2010 Plan authorizes the Committee to grant other rights or interests relating to shares of common stock (including, deferred stock units and dividend equivalent rights).
Deferrals. The Committee may permit any participant under the 2010 Plan to defer the payment or vesting of any award subject to the terms and conditions imposed by the Committee. The Committee may also permit non-employee directors to defer all or a portion of their compensation in the form of deferred shares under the 2010 Plan. To the extent applicable, any such deferral will be structured in a manner that is intended to comply with Section 409A of the Code.
Performance Goals
As noted above, performance-based awards granted under the 2010 Plan that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code will be granted or vest based on attainment of specified performance goals established by the Committee. These performance goals will be based on one or more of the following criteria selected by the Committee:
•	enterprise value or value creation targets;
•	operating income before depreciation and amortization;
•	operating income;
•	free cash flow;
•	net income;
•	net income per share;

•	revenues;
•	earnings per share;
•	total stockholder return;
•	return on equity;
•	share price;
•	return in excess of cost of capital;
•	profit in excess of cost of capital;
•	return on assets;
•	return on invested capital; or
•	operating margin, or any combination thereof, or in reference to other companies or indices.
The Committee may establish performance targets based on other performance goals as it deems appropriate for awards that are not intended to satisfy the performance-based compensation exception under Section 162(m) of the Code
The Committee may adjust the performance goals as a result of certain corporate events or changes in accounting standards.
Change in Control
Unless otherwise determined by the Committee at grant, awards will not vest upon a change in control. In addition, in the discretion of the Committee, awards may be continued, assumed or substituted, purchased or cancelled by the Company for an amount equal to the excess of the price of the common stock paid in a change in control over the exercise price of such award, or cancelled if the price of the common stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.
In the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of substantially all of the Company’s common stock or assets, the Committee may elect to terminate all outstanding and unexercised awards; provided, that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each such participant will have the right to exercise all of his or her unexercised awards in full (without regard to any restrictions on exercisability).
Amendment and Termination
The Committee may amend, suspend or terminate the 2010 Plan at any time, provided that no such action will be made in certain circumstances when stockholder approval or participant consent is required as provided in the Plan.
Non-transferability
Awards granted under the 2010 Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Committee may permit transferability on a general or specific basis.
Material U.S. Federal Income Tax Consequences
The following discussion of the principal U.S. federal income tax consequences with respect to options under the 2010 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable.

THE U.S. FEDERAL INCOME TAX LAW IS TECHNICAL AND COMPLEX. THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL THE TAX CONSIDERATIONS THAT MAY BE RELEVANT. EACH RECIPIENT OF A GRANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH RECIPIENT OF THE GRANT AND THE DISPOSITION OF COMMON STOCK.
Incentive Stock Options. Under current federal income tax laws, the grant or exercise of an ISO generally has no income tax consequences for the optionee or the Company. However, the amount by which the fair market value of the common stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item and will be considered income for purposes of alternative minimum tax.
The aggregate fair market value of common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.
The sale of common stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of the Company (or certain affiliates) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted, or (ii) within one year after the date of exercise. Any gain or loss realized on a subsequent disposition of the shares will be treated as long-term capital gain or loss (depending on the applicable holding period). The Company will not be entitled to a tax deduction upon the exercise of an ISO, nor upon a subsequent disposition of the shares, unless the disposition occurs prior to the expiration of the holding period described above.
In general, if the optionee does not satisfy these holding period requirements, any gain equal to the difference between the exercise price and the fair market value of the common stock at exercise (or, if a lesser amount, the amount realized on disposition over the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of either holding period described above, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).
Non-Qualified Stock Options. In general, an optionee will recognize no taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his holding period for the common stock. Subject to the limitations under Sections 162(m) and 280G of the Code, the Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.
Section 162(m) of the Code. In general, Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in its taxable year to the extent that such compensation exceeds $1,000,000, subject to certain exceptions. “Covered employees” are a company’s chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to stockholders in its proxy statement under the Exchange Act, other than the chief financial officer. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is comprised solely of two or more “outside directors”, is not considered in determining whether a “covered employee’s” compensation exceeds $l,000,000. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period of the plan under which the options are granted is approved by stockholders and is administered by a committee comprised of outside directors. Subject to stockholder approval of the Section 162(m) performance goals under the 2010 Plan, it is intended that certain awards under the 2010 Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.

Parachute Payments. In the event that the payment or vesting of any award under the 2010 Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Section 280G of the Code, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.
Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2010 Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.
Section 16(b). With regard to both incentive stock options and nonqualified stock options, any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options.
ERISA/Code Section 401(a). The 2010 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2010 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.
New Plan Benefits
Future Plan Awards. Except as set forth below, because future awards under the 2010 Plan will be based upon prospective factors including the nature of services to be rendered and a recipient’s potential contributions to the success of the Company, actual awards cannot be determined at this time.
2010 Equity Compensation Plan

Name and Position	Dollar Value ($) (1)(2)	Number of Units (2)
NEOs:
Roderick Sherwood	$1,788,787	400,000
David Hillman	$670,795	150,000
Steven Kalin	$894,394	200,000
Gary Schonfeld	$894,394	200,000
Executive Group (3)	$5,142,764	1,150,000
Non-Executive Director Group	$105,000
Non-Executive Officer Employee Group	$3,792,229	848,000

(1)	The stock options awarded to employees were granted on February 12, 2010, subject to stockholder approval. Such stock options vest over three (3) years and have an exercise price of $6.00/share.

(2)
All awards listed are stock options, with the exception of those awards for directors which are RSUs. Each Company director who is independent and not a Company employee (e.g., Messrs. Ming, Nunez and Wuensch) will receive $35,000 in RSUs, such value to be based on the Company’s closing stock price on July 30, 2010, the date such RSUs are to be granted. Because such date is in the future, the number of RSUs to be awarded cannot be determined at this time. The amounts reported above represent the grant date fair value all stock and option awards granted in fiscal 2010, calculated in accordance with FASB ASC 718. For a more detailed discussion of the assumptions used by the Company in estimating fair value, refer to Note 9 — Equity-Based Compensation of the Notes to the Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

(3)	Includes NEOs and Jonathan Marshall.
Vote Required
The affirmative vote of a majority of the votes cast by the Company’s stockholders in person or represented by proxy and entitled to vote on the 2010 Plan at the Company annual meeting is required to approve this Proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2010 EQUITY COMPENSATION PLAN, INCLUDING, WITHOUT LIMITATION, THE SECTION 162(M) PERFORMANCE GOALS THEREUNDER.
Representation of Independent Registered Public Accounting Firm at Annual Meeting
A representative of PwC will be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
OTHER MATTERS
The Board of Directors does not intend to bring other matters before the meeting except items required to conduct the meeting. In addition, the Company has not received notice from any stockholder of an intent to present a proposal at the meeting. On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes will vote as recommended by the Board of Directors or, if no recommendation is given, at their discretion.
SOLICITATION
The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card will be borne by the Company. The Company has requested banks and brokers to solicit their customers who are beneficial owners of common stock listed of record in the names of the banks and brokers, and will reimburse these banks and brokers for the reasonable out-of-pocket expenses of their solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid on account of these additional activities.
STOCKHOLDER PROPOSALS FOR 2011
Any stockholder proposal intended for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 2011 must be received by the Company by February 14, 2011 to be eligible for inclusion in such proxy material. Proposals should be addressed to Westwood One, Inc., 1166 Avenue of the Americas, 10th Floor, New York, NY 10036, Attn: Corporate Secretary. Proposals must comply with the proxy rules of the SEC relating to stockholder proposals in order to be included in the proxy materials. Additionally, the Company’s proxy holders for the Company’s 2011 Annual Meeting of Stockholders will have discretionary authority to vote on any stockholder proposal that is presented at such annual meeting but that is not included in the Company’s proxy materials, unless notice of such proposal is received by the Secretary of the Company on or before February 14, 2011.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
In addition to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 included with this proxy statement, we urge you to read the quarterly and current reports and other information we file with the SEC, including, without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements, reports or other information concerning us filed with the SEC, without charge, by written or telephonic request directed to us at Westwood One, Inc., 1166 Avenue of the Americas, 10th Floor, New York, NY 10036, (212) 641-2000, or from the SEC through the SEC’s website at www.sec.gov.
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated June 11, 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.
By Order of the Board of Directors

David Hillman
Secretary
New York, New York
June 11, 2010

ANNEX A: 2010 WESTWOOD ONE, INC. EQUITY COMPENSATION PLAN
Westwood One, Inc. 2010 Equity Compensation Plan
(Amended and Restated Effective February 12, 2010)
SECTION 1. PURPOSE The purpose of the Westwood One, Inc. 2010 Equity Compensation Plan (the “Plan”) is to furnish a material incentive to Employees, officers of the Company or Affiliates, Consultants and Directors of the Company by making available to them the benefits of common stock ownership in the Company through stock options and other awards. It is believed that these increased incentives stimulate the efforts and continued success of the Company and its Affiliates, as well as assist in the recruitment of Employees, officers of the Company or an Affiliate, Consultants and Directors.
The Plan, in the form set forth herein, is effective as of the Restatement Date and is an amendment and restatement of the Westwood One, Inc. 2005 Equity Compensation Plan (the “Initial Plan”), which was initially effective on March 15, 2005, the date the Initial Plan was adopted by the Board, which adoption was thereafter approved by the Company’s stockholders on May 19, 2005.
SECTION 2. DEFINITIONS As used in the Plan, the following terms shall have the meanings set forth below:
(a)
“Affiliate” shall mean each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee. If a Participant performs services for an Affiliate that causes the Shares underlying an Option or Stock Appreciation Right to not constitute “service recipient stock” under Section 409A of the Code, such Option or Stock Appreciation Right shall be structured in a manner intended to comply with Section 409A of the Code.

(b)
“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Restricted Stock Unit, or any other right, interest or option relating to Shares (including, without limitation, deferred stock units and dividend equivalent rights), as determined by the Committee. The Committee may, in its discretion, permit a Participant to defer the payment or vesting of any Award solely to the extent permitted by, and in a manner that is intended to comply with, Section 409A of the Code.

(c)
“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which in the sole and absolute discretion of the Committee may, but need not, be signed or acknowledged by the Company and the Participant.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)
“Cause” shall mean with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s dishonesty, fraud, moral turpitude or willful misconduct, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

(f)	“Change in Control” shall mean the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than Gores Group becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act,), directly or indirectly, of a majority of the Equity Interests of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis;

(b) during any period of 12 consecutive months, a majority of the members of the Board or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that Board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that Board or equivalent governing body was approved by Gores Group (so long as Gores Group holds a majority of the outstanding Equity Interests of the Company) or by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body or (iii) whose election or nomination to that Board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that Board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board); or

(c) the consummation of any other transaction involving a significant issuance of the Company’s securities, a change in the composition of the Board or equivalent governing body of the Company or other material event that the Board determines to be a Change in Control for purposes of this Section.

Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change in Control shall be deemed to have occurred if (1) a Participant is a member of a group that first announces a proposal which, if successful, would result in a Change in Control and which proposal (including any modifications thereof) is ultimately successful, (2) the Participant acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in clause (1) above; or (3) to the extent that an Award is subject to Section 409A of the Code, such event is not considered to be a “Change in Control Event” for purposes of Section 409A of the Code.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)
“Committee” shall mean the Compensation Committee of the Board or such other persons or committee (or subcommittee) to which it has delegated any authority under this Plan, as may be appropriate. The Committee shall consist solely of directors serving on the Board. Notwithstanding the foregoing, with respect to Awards intended to satisfy the exemption for performance-based compensation under Section 162(m) of the Code or the exemption from the short-swing profit recovery rules under Rule 16b-3 promulgated under the Exchange Act, the Committee or subcommittee shall consist of two or more directors each of whom shall qualify as: (i) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act; (ii) an “outside director” for purposes of Section 162(m) of the Code; and (iii) if the Company is listed on a national securities exchange, an “independent director” as defined under the rules of the applicable national securities exchange. Notwithstanding anything herein to the contrary, the Board may, in its discretion, act as the Committee under this Plan with respect to any grants of Awards to Directors. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 promulgated under the Exchange Act or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(i)
“Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or an Affiliate, which are not in connection with the offer and sale of securities in a capital-raising transaction.

(j)	“Company” shall mean Westwood One, Inc., a Delaware corporation.

(k)	“Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(l)	“Director” shall mean a member of the Board of the Company or any of its Affiliates who is not an employee of the Company or any Affiliate.

(m)
“Employee” shall mean any employee of the Company or any Affiliate. For any and all purposes under this Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company.

(n)
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

(o)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)
“Fair Market Value” shall mean, with respect to Shares, as of any date, the last sales price reported for the Shares on the applicable date as reported on the applicable national securities exchange for that date or, if no prices are reported for that date, the last sales price reported on the next date for which such prices were reported, unless otherwise determined by the Committee. For purposes of the exercise of any Stock Appreciation Right the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable national securities exchange is open, the last sales price reported on the next date for which such prices were reported. Notwithstanding anything herein to the contrary, if at the time of grant or other applicable event, the Shares are not then listed on a national securities exchange that is an established securities market for purposes of Section 409A of the Code, “Fair Market Value” shall mean, such value as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable.

(q)
“Gores Group” shall mean Gores Radio and any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, Gores Radio. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(r)	“Gores Radio” shall mean Gores Radio Holdings, LLC, a limited liability corporation organized under the laws of Delaware.

(s)	“Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(t)	“Nonqualified Stock Option” shall mean either an Option granted under Section 6 that is not intended to be an Incentive Stock Option or an Incentive Stock Option that has been disqualified.

(u)
“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(v)	“Parent” shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

(w)
“Participant” shall mean an Employee, an officer of the Company or an Affiliate, Consultant or Director who is selected by the Committee from time to time in their sole discretion to receive an Award under the Plan.

(x)	“Performance Award” shall mean any Award of Performance Shares granted under the Plan which has performance criteria.

(y)	“Performance Goal” shall have the meaning set forth in Section 11.

(z)
“Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(aa)
“Performance Share” shall mean any grant pursuant to Section 11 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(bb)
“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(cc)	“Restatement Date” shall mean the date the Board approves the amendment and restatement of the Initial Plan as set forth herein, subject to stockholder approval.

(dd)
“Retirement” shall mean: (i) with respect to an Employee or an officer of the Company or an Affiliate, a voluntary Termination after the attainment of any combination of an Employee’s or officer’s age and years of continuous service with the Company or an Affiliate that is greater than 70 or such other date as approved by the Committee; or (ii) with respect to a Director, the failure to stand for reelection or the failure to be reelected after a Director has attained age 75 or five years of continuous service or such other date as approved by the Committee.

(ee)
“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, hypothecate, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends or performance restriction), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ff)	“Restricted Stock Award” shall mean an award of Restricted Stock under Section 7.

(gg)	“Restricted Stock Unit” shall mean an award under Section 9.

(hh)	“Section 162(m) Performance Goals” shall have the meaning set forth in Section 11.

(ii)	“Shares” shall mean the shares of common stock of the Company.

(jj)
“Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 8 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in connection with an adjustment provided in Section 4, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(kk)	“Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

(ll)	“Ten Percent Stockholder” shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its Parent.

(mm)
“Termination” shall mean a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. Notwithstanding the foregoing, the Committee may otherwise define Termination in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination thereafter.

(nn)
“Termination of Consultancy” shall mean that the Consultant is no longer acting as a consultant to the Company or an Affiliate, except that if the Consultant becomes an Employee, officer of the Company or an Affiliate, or a Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Employee, officer of the Company or an Affiliate, or a Director.

(oo)
“Termination of Directorship” shall mean that the Director is no longer acting as a director of the Company or an Affiliate; except that if the Director becomes an Employee, officer of the Company or an Affiliate, or a Consultant upon the termination of his or her directorship, unless otherwise determined by the Committee, no Termination of Directorship shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Employee, officer of the Company or an Affiliate, or a Director.

(pp)
“Termination of Employment” shall mean a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates, except that if the Employee becomes an officer of the Company or an Affiliate, a Consultant or a Director upon the termination of his or her employment, unless otherwise determined by the Committee, no Termination of Employment shall be deemed to occur until such time as Eligible Employee is no longer an officer of the Company or an Affiliate, an Employee, a Consultant or a Director.

SECTION 3. ADMINISTRATION
The Committee shall administer the Plan. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees, officers of the Company or an Affiliate, Consultants and Directors to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant in a manner intended to comply with Code Section 409A; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. To the extent permitted by law, the Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code or Awards granted to Participants who are subject to Section 16 of the Exchange Act. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
The Committee shall be authorized to make adjustments in Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. Except as provided in Section 11, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 of the Exchange Act and Sections 162(m) and, and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.
The Committee may include in any Award Agreement restrictions and conditions that provide for the forfeiture of any Award or permits the Company to recover amounts from Participants who engage in detrimental activity (as defined in the Award Agreement).
SECTION 4. SHARES SUBJECT TO THE PLAN
Subject to adjustment, 2,650,000 Shares shall be authorized for issuance of Awards granted under the Plan (which includes, without limitation, Shares that were authorized for issuance under the Plan prior to the amendment and restatement of the Initial Plan). For purposes of determining the Share reserve under this Section 4, each Share issued pursuant to an Award of Restricted Stock, Performance Awards, Restricted Stock Units or deferred stock units shall count as three Shares.

Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.
The maximum number of Shares subject to any Option, Stock Appreciation Right or any equity-based Award that is intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code that may be granted to each Participant shall not exceed 1,000,000 Shares (subject to adjustment as provided below) during any one year period, of which up to 350,000 (subject to adjustment as provided below) may be used for Restricted Stock, Restricted Stock Units, deferred stock units and equity-based Performance Awards that are intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code. With respect to non-equity based Performance Awards settled in cash that are intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the maximum amount that may be paid to each Participant during each fiscal year of the Company with respect to such Awards is $5,000,000.
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate in good faith, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option that would constitute a modification within the meaning of Section 424(h)(3) of the Code or to an Option that would constitute a modification within the meaning of Section 409A of the Code.
If an Award should expire, become forfeited or become unexercisable for any reason without having been exercised or nonforfeitable in full, the unpurchased shares that are subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.
The number of Shares available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Options or Stock Appreciation Rights exercised, regardless of whether any of the Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any Shares used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Option exercises to repurchase Shares on the open market for reuse under the Plan.
SECTION 5. ELIGIBILITY
Awards may be granted to eligible Employees, officers of the Company or an Affiliate, Consultants and Directors, as determined by the Committee in its sole discretion. Incentive Stock Options may be granted only to Employees or officers of the Company, the Parent or a Subsidiary.
Each Option shall be designated in the Award Agreement either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess shall be treated as a separate Nonqualified Stock Option.
The Plan shall not confer upon any Participant any right with respect to continuation of employment, consulting or directorship relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate his or her employment, consulting or director relationship at any time, with or without cause.

SECTION 6. STOCK OPTIONS
Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:
The Option price per Share shall be determined by the Committee on the date of grant, but shall not be not less than the Fair Market Value of the Shares on the date the Option is granted; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the Option price per Share shall be no less than 110% of the Fair Market Value of the Shares on the date the Option is granted. The Award Agreement shall state the number of Shares subject to the Option and the vesting term, as determined by the Committee. The exercisability period for Incentive Stock Options shall not exceed ten years from the grant date, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five years. A Nonqualified Stock Option may be exercisable for a period of up to ten years. Subject to Section 11, the Committee may in its discretion make any Options exercisable.
All Options shall terminate upon their expiration, their surrender, upon breach by the Participant of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.
Options shall be exercisable only to the extent the Participant is vested therein, subject to any restriction that the Committee shall determine and be specified in the Award Agreement. Unless otherwise determined by the Committee, an Option will be deemed exercised by the Participant, or in the event of death, an option shall be deemed exercised by the estate of the Participant, or by a person who acquired the right to exercise such option by bequest or inheritance, upon delivery of (i) a written notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the Option price as follows: (1) in cash or by check, bank draft or money order payable to the order of the Company; (2) solely to the extent permitted by applicable law, if the Common Stock is traded on any national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (3) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Options or by payment in full or in part in the form of Shares for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Shares on the payment date as determined by the Committee). No Shares shall be issued until payment therefor, as provided herein, has been made or provided for in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.
Except as otherwise provided herein or unless otherwise determined by the Committee at grant, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination. The Option shall also be subject to such other terms and conditions, as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Code and the Treasury Department rulings and regulations issued hereunder with respect to Incentive Stock Options.
Unless otherwise determined by the Committee at grant, all Options granted to a Participant (other than a Director) will vest in accordance with the vesting schedule provided in the Award Agreement, and upon such Participant’s Termination, all then vested Options will remain exercisable as follows, subject to the original stated term of the Option: (i) three years in the event of Retirement; (ii) one year in the event of the Participant’s death (in which case the Participant’s estate or legal representative may exercise such Option); or (iii) three months for any other Termination (other than for Cause).
Unless otherwise determined by the Committee at grant, all Options granted to a Director shall vest as follows: (i) one-third on each anniversary of the grant date, provided that the Participant remains a Director on each applicable vesting date; and (ii) all outstanding Options shall immediately vest upon Retirement, failure to be re-elected or death.
Unless otherwise determined by the Committee at grant, upon a Director’s Termination all then vested Options shall remain exercisable as follows, subject to the original stated term of the Option: (i) five years in the event of the Retirement of a Director; or (ii) one year in the event of the Participant’s death (in which case the Participant’s estate or legal representative may exercise such Option), voluntary resignation that is not considered Retirement or failure to be re-elected.
To the extent that the Participant was not entitled to exercise the Option at the date of such Termination, or if Participant does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.
Unless otherwise determined by the Committee at grant, in the event of a Termination for Cause, all outstanding Options (whether vested or unvested) shall immediately terminate upon such Termination.

Subject to the terms and conditions and within the limitations of the Plan, the Committee may, in its sole discretion (i) modify, extend or renew outstanding Options (provided that the rights of a Participant are not reduced without his or her consent and provided that such action does not extend the Option beyond its stated term), and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding anything herein to the contrary, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with the fourth paragraph of Section 4), unless such action is approved by the stockholders of the Company.
SECTION 7. RESTRICTED STOCK
A Restricted Stock Award shall be subject to restrictions (if any) imposed by the Committee at the time of grant for a period of time specified by the Committee (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Any Restricted Stock grant shall also be subject to such other terms and conditions, as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.
Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.
Except as otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restriction Period, including the right to receive or reinvest dividends with respect to such Shares (which may be subject to the same restrictions as the Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Awards of Restricted Stock except as the Committee, in its sole discretion, shall otherwise determine to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock.
During the Restriction Period, the recipient of such Award shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.
The Restricted Stock Award Agreement shall contain such other terms, provisions and conditions, not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock Award Agreement need not be the same with respect to each Participant.
The Committee shall establish the vesting schedule (if any) applicable to Restricted Stock granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Stock and/or any applicable Performance Goal (as defined in Section 11) requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Award Agreement. The Committee may also condition the grant of Restricted Stock upon the attainment of Performance Goals. Any Restricted Stock Award that is intended to comply with the “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code shall vest, or be granted, subject to the attainment of Section 162(m) Performance Goals and Sections 11 and 13 hereof.
Unless otherwise determined by the Committee at grant, upon a Participant’s Termination for any reason during the Restriction Period, all unvested Restricted Stock shall be forfeited.

SECTION 8. STOCK APPRECIATION RIGHTS
Stock Appreciation Rights may be granted hereunder to any Participant, either alone (“freestanding”) or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Any Stock Appreciation Right related to a Nonqualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall be exercisable only at such time and to the extent of the related Option and shall terminate and no longer be exercisable upon the Termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until and then only to the extent the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. The Committee may impose such terms and conditions or restrictions on the grant of any Stock Appreciation Right, as it shall deem advisable or appropriate; provided that a freestanding Stock Appreciation Right shall not have an exercise price less than Fair Market Value of a Share on the date of grant or a term of greater than ten years.
SECTION 9. RESTRICTED STOCK UNITS
Restricted Stock Units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will grant Restricted Stock Units under the Plan, it shall determine the conditions and restrictions related to the Award, including the Restricted Unit Period (as defined below) applicable to the Award, the imposition, if any, of any performance—based condition (including attainment of Performance Goals) or other restriction on the Award, the number of Restricted Stock Units, which shall be set forth in an Award Agreement.
With respect to an Award of Restricted Stock Units, which becomes nonforfeitable due to the lapse of time, the Committee shall prescribe in the Award Agreement, the period in which such Restricted Stock Unit becomes nonforfeitable (the “Restricted Unit Period”). Notwithstanding any provision to the contrary, the Restricted Stock Unit, which becomes nonforfeitable due to the satisfaction of certain pre-established performance-based objectives or any other conditions imposed by the Committee, the measurement date of whether such performance-based objectives or other conditions have been satisfied shall be a date no earlier than the first anniversary of the date of the award.
The Committee may also condition the grant of Restricted Stock Units upon the attainment of Performance Goals. Any Restricted Stock Unit Award that is intended to comply with the “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code shall vest, or be granted, subject to the attainment of Section 162(m) Performance Goals and Sections 11 and 13 hereof.
A Participant who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Awards provided that the Award Agreement may provide for payments in lieu of dividends to such Participant.
Awards that are valued by reference to, or are otherwise based on, Shares may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and Restricted Stock Units shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Restricted Stock Units may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, officers of the Company or an Affiliate, Directors or Consultants to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. Any Restricted Stock Unit Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. Unless the Committee determines otherwise to address specific considerations, Restricted Stock Unit Awards granted under the Plan shall have a vesting period of not less than one year.
Solely to the extent permitted by the Committee and pursuant to Section 409A of the Code, a Participant may elect to defer the payment of Restricted Stock Units in a manner that is intended to comply with Section 409A of the Code, as determined by the Committee in its sole discretion. Any Restricted Stock Unit Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Restricted Stock Unit Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Section 162(m) of the Code.
Shares subject to Awards granted under this Section 9 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

SECTION 10. FURTHER ELECTIONS
Each Director may elect to have all or any portion of their director compensation (as determined by the Committee) to be received in the form of deferred Shares at the discretion of the Committee. Such election must be made in writing subject to the rules prescribed by the Committee, which shall be designed in a manner intended to comply with Section 409A of the Code. If a Participant elects to receive deferred Shares, the Company on account will hold such Shares for the Participant and the deferred Shares will be maintained on behalf of the Director until the period the Participant has elected in accordance with Section 409A of the Code. The period of deferral will be for a minimum of one year. During the deferral period, the Participant will have no right to sell, transfer, pledge, hypothecate or assign any rights under his or her deferred Shares and will have no other rights of ownership therein.
SECTION 11. PERFORMANCE AWARDS
Performance Awards may be paid in cash, Shares, other property, or any combination thereof, and may be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as set forth, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner intended to comply with Section 409A of the Code. Any Performance Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Performance Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such referral being deemed as an “increase in the amount of compensation” under Section 162(m) of the Code. The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee or officer of the Company or an Affiliate is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 13.
Unless otherwise determined by the Committee, the grant, vesting and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to one or more performance goals over a Performance Period. For any such Performance Awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the performance targets on which the grant, vesting and/or exercisability are conditioned shall be selected by the Committee from among the following goals (the “Section 162(m) Performance Goals”): enterprise value or value creation targets of the Company, Operating Income before Depreciation and Amortization, Operating Income, Free Cash Flow, Net Income, Net Income Per Share, Revenues, earnings per share, total shareholder return, return on equity, share price, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, operating margin, or any combination thereof, or in reference to other companies or indices. In addition, for any Awards not intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee may establish performance targets based on other performance goals as it deems appropriate (together with the Section 162(m) Performance Goals, the “Performance Goals”). The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, or measured relative to selected peer companies or a market index.
The Committee retains the right to reduce any Award below the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained. The Committee may not increase any Award intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code in any manner that would adversely affect the treatment of such Award.
In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the Performance Goals, to the extent necessary to prevent reduction or enlargement of the Participant’s Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. With regard to an Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. All determinations that the Committee makes pursuant to this Section shall be conclusive and binding on all persons for all purposes.

SECTION 12. CHANGE IN CONTROL PROVISIONS
Unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, upon a Change in Control, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:
(i)
Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in its sole discretion, and restrictions to which any Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Shares on such terms as determined by the Committee; provided that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution; provided further, that any such award shall be done in a manner intended to comply with, or be exempt from, Code Section 409A. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options and Non-Qualified Stock Options, any assumed or substituted Incentive Stock Option and Non-Qualified Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 and Treasury Regulation § 1.409A-1(b)(5)(v) and any amendments thereto, respectively.

(ii)
The Committee, in its sole discretion, may provide for the purchase or cancellation of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the Shares covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 12, Change in Control Price shall mean the price per Share paid in any transaction related to a Change in Control of the Company.

(iii)	The Committee may, in its sole discretion, provide for the cancellation of any Awards without payment, if the Change in Control Price is less than the exercise price of such Award; and

(iv)	Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.
Notwithstanding any other provision of the Plan, in the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Shares by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Awards effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this paragraph, then the other provisions of this Section 12 shall apply, as determined by the Committee.
SECTION 13. CODE SECTION 162(m) PROVISIONS
Notwithstanding any other provision of the Plan, if the Committee determines at the time, a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.
If a Performance Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Section 162(m) Performance Goals.
The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13, as it may deem necessary or appropriate to ensure that such Awards qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

Notwithstanding the foregoing, if any Award is intended to comply with the “performance based” compensation exception under Section 162(m)(4)(C) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Section 162(m) Performance Goals, the Committee shall establish such goals and the applicable number of Awards to be granted or the applicable vesting percentage of the Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Section 162(m) Performance Goals are substantially uncertain in accordance with Section 162(m) of the Code.
SECTION 14. AMENDMENTS AND TERMINATION
The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with applicable law or stock exchange rules (including without limitation, Section 162(m) of the Code and with respect to Incentive Stock Options, Section 422 of the Code), or (b) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award. Notwithstanding the foregoing, the Committee may amend this Plan and any Award Agreement to comply with applicable law, including, without limitation, Section 409A of the Code and may amend any Award Agreement at any time without a Participant’s consent.
The Committee may delegate to another committee (or subcommittee), as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee (or subcommittee) deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, granting Awards, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.
SECTION 15. DIVIDENDS
Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested; provided, however, that the dividend equivalents are structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.
SECTION 16. GENERAL PROVISIONS
(a)
The Committee shall determine and set forth in an Award Agreement the terms and conditions of each Award. Each Agreement (i) shall state the date of grant and the name of the Participant, (ii) shall specify the terms of the Award, (iii) shall be signed by a person designated by the Committee and, if so required by the Committee, by the Participant, (iv) shall incorporate the Plan by reference and (v) shall be delivered or otherwise made available to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable. The Committee shall have the authority to adjust the terms of the Award Agreements relating to an Award in a jurisdiction outside of the United States (i) to comply with the laws or such jurisdiction or (ii) to obtain more favorable tax treatment for the Company and/or any Subsidiary, as applicable, and/or for the Participants in such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more restrictive than the terms set forth in the Plan.

(b)
An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; provided that the Committee, in its sole discretion, may permit additional transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

(c)
No Participant shall have the right to be selected to receive an Option or other Award under this Plan or, having been so selected, to be selected to receive a future Award grant or Option. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.

(d)	No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

(e)
The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless the Committee shall have acted to grant such Award and, to the extent required by the Committee, such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.

(f)
Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s service at any time, with or without cause.

(g)
All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h)
No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(i)
This Plan is intended to constitute an “unfunded” plan and nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

(j)
The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award. At the discretion of the Committee, any statutorily required withholding obligation with regard to any Participant may be satisfied by reducing the number of Shares otherwise deliverable pursuant to an Award. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

(k)
Nothing contained in the Plan shall prevent the Committee or the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(l)
Any Award may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of any applicable national securities exchange for such shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New York without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

(m)
If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(n)
Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or officers of the Company or an Affiliate employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or officers of the Company or an Affiliate on assignments outside their home country.

(o)
If approved by the Committee in its sole discretion, an absence or leave of an Employee (or officer of the Company or an Affiliate) because of military or governmental service, disability or other reason shall not be considered an interruption of service for any purpose under the Plan.

SECTION 17. TERM OF PLAN
The Plan shall terminate on the tenth anniversary of the Restatement Date, unless sooner terminated by the Board pursuant to Section 14, provided that Awards granted prior to such anniversary may extend beyond such date; provided that no Award (other than Options or Stock Appreciation Rights) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first stockholder meeting that occurs in the fifth year following the year of stockholder approval of the Plan, as amended and restated herein, unless and until the Performance Goals are reapproved (or other designated performance criteria are approved) by the Company’s stockholders. In the event that any such Award is granted, the Award shall be a valid Award but it shall not qualify for the “performance-based compensation” exception under Section 162(m) of the Code unless it is granted subject to the approval of, and is approved by, the stockholders at the first stockholder meeting following such grant.
SECTION 18. COMPLIANCE WITH SECTION 16
With respect to Participants subject to Section 16 of the Exchange Act (“Members”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee.
SECTION 19. SECTION 409A OF THE CODE
Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on July 29, 2010.

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Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposals 1 and Proposal 2 and FOR Proposal 3.

1.	Election of Class I Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Andrew P. Bronstein	☐	☐	02 - Michael F. Nold	☐	☐	03 - Norman J. Pattiz	☐	☐
	04 - Mark Stone	☐	☐

2.	Election of Class II Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Jonathan I. Gimbel	☐	☐	02 - Scott M. Honour	☐	☐	03 - Ronald W. Wuensch	☐	☐

			For	Against	Abstain

3.	Approval of the 2010 Equity Compensation Plan.		☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as indicated on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIGN.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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017A6D

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Proxy — Westwood One, Inc.

Proxy for Annual Meeting of Stockholders for Holders of Common Stock
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
WESTWOOD ONE, INC.
The undersigned shareholder of Westwood One, Inc., a Delaware corporation (the “Company”), hereby appoints Roderick M. Sherwood, III, David Hillman and Melissa Garza as the undersigned’s attorneys, agents and proxies, each with full power of substitution to attend and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held on July 30, 2010 at 8:00 a.m., Pacific Time, at the Company’s offices located at 8965 Lindblade Street, Culver City, CA 90232-2689 and any adjournments thereof, and to represent and vote as designated on the reverse side all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting. Whether or not direction is made, this proxy, when properly executed, will be voted as recommended by the Board of Directors or, if no recommendation is given, at the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.
If no choice is specified on the reverse side, the proxy will be voted as to all shares of the undersigned FOR the election of all nominees for directorship listed on the reverse side and FOR proposal 3.
The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their discretion.
PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.